UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities and

Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Section 240.14a-12

LCNB CORP.

..................................................................

(Name of Registrant as Specified In Its Charter)

N/A

..................................................................

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

LCNB CORP.

P.O. Box 59

Lebanon, Ohio 45036

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE: May 19, 2025

TIME: 10:00 AM EDT

ACCESS: The Annual Meeting of Shareholders can be accessed virtually at www.virtualshareholdermeeting.com/LCNB2025

TO THE SHAREHOLDERS OF LCNB CORP.:

You are cordially invited to attend the annual meeting of the shareholders of LCNB Corp. to be held on May 19, 2025 at 10:00 AM EDT. The meeting will be held virtually via the Internet. The meeting will be held for the purpose of considering and acting on the following:

1.	Electing Class II directors to serve until the 2028 annual meeting.

2.	Adopting an advisory, non-binding “say-on-pay” resolution to approve the compensation of our named executive officers.

3.	Ratifying the appointment of Plante & Moran, PLLC as the independent registered public accounting firm for LCNB Corp.

4.	Adopting the 2025 Ownership Incentive Plan.

5.	A shareholder proposal, if properly presented at the annual meeting.

6.	Transacting such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on April 1, 2025 will be entitled to vote at the meeting.

By Order of the Board of Directors /s/ Eric J. Meilstrup Eric J. Meilstrup President & Chief Executive Officer

April 21, 2025

If you have any questions or require any assistance in voting your shares, please call Alliance Advisors at (833) 218-4189.

IMPORTANT

A proxy statement and proxy are submitted herewith. As a shareholder, you are urged to complete and mail the proxy promptly whether or not you plan to attend the virtual annual meeting in person. Shareholders who attend the annual meeting by following the instructions to join the virtual meeting described on page 46 will be considered to be attending the annual meeting “in person”. Alternatively, refer to the instructions on the proxy card for details about transmitting your voting instructions electronically via the Internet or by telephone. The proxy is revocable at any time prior to the exercise thereof by written notice to the company, and shareholders who attend the annual meeting may withdraw their proxies and vote their shares via the Internet if they so desire.

PROXY STATEMENT

LCNB CORP.

P.O. Box 59

Lebanon, Ohio 45036

ANNUAL MEETING OF SHAREHOLDERS

May 19, 2025

INTRODUCTION

The enclosed proxy is solicited by the Board of Directors of LCNB Corp. (also referred to as “LCNB” or the “Company”), in connection with the annual meeting of shareholders to be held on May 19, 2025 at 10:00 AM EDT, or at any adjournments thereof. We have determined that the Annual Meeting will be held in a virtual meeting format only, via the Internet, with no physical in-person meeting. If you plan to attend the virtual meeting, please see “Information about the 2025 Virtual Annual Meeting” on page 46. Shareholders will be able to attend, vote and submit questions (both before, and for a portion of, the meeting) from any location via the Internet.

The meeting has been called for the following purposes:

Proposal Number	Description	Board Recommendation
1	Election of Directors: To elect four Class II directors to serve until the 2028 meeting of shareholders and until their successors are duly elected and qualified.	FOR ALL the Company’s nominees
2	Advisory Vote on the Compensation of our Named Executive Officers: To approve, on an advisory basis, a resolution regarding the compensation of our named executive officers.	FOR
3	Ratification of Appointment of Independent Registered Public Accounting firm: To ratify the appointment of Plante & Moran, PLLC as the independent registered public accounting firm for the Company	FOR
4

Approval of the 2025 Ownership Incentive Plan: To approve a new incentive plan to replace the current 2015 Ownership Incentive Plan and to secure the benefits of incentives inherent in ownership of shares by key employees, to encourage employees to increase their interest in the future growth and prosperity of the Company.

FOR
5	Shareholder Proposal: To approve the shareholder proposal recommending that the Board take all necessary steps to effectuate a sale of the Company.	AGAINST

In addition, the meeting will include transacting such other business as may properly come before the meeting or any adjournment thereof.

This Proxy Statement and the accompanying notice of meeting are being mailed to shareholders on or about April 21, 2025.

REVOCATION OF PROXIES, DISCRETIONARY

AUTHORITY AND CUMULATIVE VOTING

LCNB common shares can be voted at the annual meeting only if the shareholder is represented by proxy or is present in person at the virtual annual meeting. Shareholders who attend the annual meeting by following the instructions to join the virtual meeting described on page 46 will be considered to be attending the annual meeting “in person.” Shareholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the meeting and all adjournments thereof. Proxies may be revoked by: (i) written notice to the Secretary of LCNB (addressed to LCNB Corp., P.O. Box 59, Lebanon, Ohio 45036, Attention: Secretary); (ii) by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the meeting; or (iii) in open meeting at any time before it is voted.

Proxies solicited by the Board of Directors of LCNB (the “Board”) will be voted in accordance with the directions given therein. Where no instructions are indicated, properly executed proxies will be voted in line with the Board Recommendations explained in the Introduction on page 3. The proxy confers discretionary authority on the persons named therein to vote with respect to (i) the election of any person as a director where the nominee is unavailable or unable to serve, (ii) matters incident to the conduct of the meeting and (iii) any other business that may properly come before the meeting or any adjournments thereof. At this time, it is not known whether there will be cumulative voting for the election of directors at the meeting. If any shareholder demands cumulative voting for the election of directors at the meeting, your proxy will give the individuals named on the proxy full discretion and authority to vote cumulatively, and in their sole discretion, to allocate votes among any or all of the nominees, unless authority to vote for any or all of the nominees is withheld, as detailed in the section captioned “VOTING SECURITIES” below.

PERSONS MAKING THE SOLICITATION

The enclosed proxy is being solicited by LCNB, and the cost of soliciting proxies will be borne by LCNB. Original solicitation of proxies may be supplemented, as necessary, by telephone, facsimile, electronic mail or personal solicitation by our directors, officers or staff members. Additionally, LCNB has retained Alliance Advisors to assist in the solicitation of proxies. Alliance Advisors will solicit proxies on behalf of LCNB from individuals, brokers, and other holders in the same manner as described above. Alliance Advisors LLC will receive a fee of $15,000, plus approved and reasonable out of pocket expenses, for its service to LCNB for the solicitation of proxies. Other than the persons described in this Proxy Statement, no general class of employee of LCNB or the Bank will be employed to solicit shareholders in connection with this proxy solicitation. However, in the course of their regular duties, employees may be asked to perform clerical or ministerial tasks in furtherance of this solicitation, as necessary. No additional compensation will be paid to our directors, officers or staff members for such services.

VOTING SECURITIES

Each LCNB common share (collectively, the “Common Shares”) outstanding on April 1, 2025, the record date of the meeting, is entitled to one vote on all matters coming before the meeting. As of April 1, 2025, LCNB had 14,166,915 Common Shares issued and outstanding. Only shareholders of record on the books of the Company on April 1, 2025 will be entitled to vote at the meeting either in person or by proxy. The presence at the meeting of at least a majority of the Common Shares, in person or by proxy, will be required to constitute a quorum at the meeting. Virtual attendance at the annual meeting constitutes presence “in person” for purposes of quorum at the meeting.

Shareholders of LCNB have cumulative voting rights in connection with the election of directors if notice is given to the president, a vice-president or the secretary of LCNB, not less than 48 hours before the time fixed for holding the meeting, that any shareholder desires that the voting be cumulative. Cumulative voting rights enable a shareholder to cumulate his or her voting power to give one candidate as many votes as the number of directors to be elected multiplied by the number of Common Shares owned by that person, or to distribute his votes on the same principle among two or more candidates as the shareholder sees fit. If any shareholder demands cumulative voting for the election of directors at the meeting, your proxy will give the individuals named on the proxy full discretion and authority to vote cumulatively, and in their sole discretion, to allocate votes among any or all of the nominees, unless authority to vote for any or all of the nominees is withheld.

Each director nominee will be elected by a plurality of the votes cast by the shares entitled to vote at the annual meeting. Each of the other proposals will be approved by a majority of the votes cast with respect to such proposal.

Please note that the election of directors, the say-on-pay proposal, the proposal to approve the LCNB 2025 Ownership Incentive Plan and the shareholder proposal are each considered “non-routine matters” under applicable stock exchange rules. Consequently, if your shares are held by a broker or other nominee, it cannot vote your shares on these matters unless it receives voting instructions from you. In addition, please note that because the say-on-pay proposal is an advisory vote, it will not be binding upon the Board of Directors or the Compensation Committee.

Abstentions, withheld votes and broker non-votes, if any, will not be counted as votes cast, but will count for purposes of determining whether a quorum is present. If a quorum is present, (i) withheld votes and broker non-votes will not affect the election of any director nominee, and (ii) abstentions and broker non-votes will not affect the approval of the say-on-pay proposal, auditor ratification proposal, the proposal to approve the LCNB 2025 Ownership Incentive Plan or the shareholder proposal.

The voting results will also be disclosed on a Form 8-K that the Company will file with the SEC within four business days after the annual meeting.

If you have any additional questions, please contact Alliance Advisors:

Alliance Advisors

150 Clove Road, Suite 400

Little Falls, New Jersey 07424

833-218-4189

LCNB@allianceadvisors.com

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 1, 2025, information concerning the beneficial ownership of Common Shares by the only persons known by LCNB to be the beneficial owners of more than 5% of LCNB’s Common Shares:

Name and address of Beneficial Owner	Number of Common Shares Beneficially Owned	Percentage of Common Shares
BlackRock, Inc.	757,188(1)	5.35%

(1) Includes entities related to reporting entity. Based upon a schedule 13G filed with the SEC on November 8, 2024. The address for the reporting entity is 50 Hudson Yards, New York, NY 10001.

The following table sets forth, as of April 1, 2025 (except as otherwise noted), the ownership of Common Shares by management of LCNB, including (i) the Common Shares beneficially owned by each director, nominee for director and executive officers of LCNB and (ii) the Common Shares beneficially owned by all executive officers and directors as a group.

Name of Beneficial Owner	Number of Common Shares Beneficially Owned(1)	Percent of Common Shares Outstanding

Eric J. Meilstrup President, Chief Executive Officer and Director	45,005	0.32%
Spencer S. Cropper(2) Chairman of the Board	34,787	0.25%
Steve P. Foster Director	45,213	0.32%
Stephen P. Wilson Director	66,411	0.47%
Mary E. Bradford Director	8,648	0.06%
William G. Huddle(3) Director	169,878	1.20%
Craig M. Johnson(4) Director	12,648	0.09%
Michael J. Johrendt Director	153,649	1.08%
William H. Kaufman(5) Director	84,708	0.60%
Anne E. Krehbiel Director, Secretary	11,148	0.08%
Takeitha W. Lawson Director	3,784	0.03%
Robert A. Bedinghaus Director	82,558	0.58%
Robert C. Haines II Executive Vice President, Chief Financial Officer	21,620	0.15%
Patricia Walter(6) Executive Vice President	40,237	0.28%
Jeff D. Meeker Executive Vice President, Chief Lending Officer	7,286	0.05%
Michael R. Miller Executive Vice President, Trust Officer	19,557	0.14%
Bradley A. Ruppert Executive Vice President, Trust Officer, Chief Investment Officer	17,097	0.12%
Lawrence P. Mulligan Jr. Executive Vice President, Chief Operating Officer	28,065	0.20%
All directors and officers as a group (18 persons)	852,299	6.02%

(1)

The Securities and Exchange Commission has defined “beneficial owner” of a security to include any person who has or shares voting power or investment power with respect to any such security or who has the right to acquire beneficial ownership of any such security within 60 days. The number of shares listed for each person includes shares held in the name of spouses, minor children, certain relatives, trusts or estates whose share ownership under the beneficial ownership rules of the Securities and Exchange Commission is to be aggregated with that of the director or officer whose share ownership is shown.

(2)	Does not include 105,126 shares held in a Family Limited Partnership in which Mr. Cropper owns 50% interest. Includes 3,000 shares held by Mr. Cropper’s spouse.
(3)	Includes 18,530 shares held by Mr. Huddle’s spouse.
(4)	Includes 7,000 shares held by Mr. Johnson’s spouse.
(5)	Includes 33,200 shares held in trust, 16,800 shares held jointly with Mr. Kaufman’s spouse, and 13,040 shares owned by Mr. Kaufman’s spouse.
(6)	Includes 14,422 shares held by Ms. Walter’s spouse.

ITEMS OF BUSINESS TO BE VOTED ON BY SHAREHOLDERS

PROPOSAL 1. ELECTION OF DIRECTORS

LCNB’s Code of Regulations (i.e. bylaws) provide that its business shall be managed by a Board of Directors of not less than five nor more than fifteen persons. LCNB’s Amended Articles of Incorporation divide such directors into three classes as nearly equal in number as possible and set their terms at three years. The Board of Directors currently has twelve members, with Class I having four members, Class II having four members, and Class III having four members.

Assuming that at least a majority of the issued and outstanding Common Shares are present at the meeting so that a quorum exists, the nominees for Class II directors receiving the most votes will be elected as directors.

The Board of Directors has nominated:

Steve P. Foster

Anne E. Krehbiel

Michael J. Johrendt

Takeitha W. Lawson

The nominees have been nominated to serve as Class II directors until the 2028 annual meeting of shareholders and until their respective successors are elected and qualified. Each of the nominees are incumbent directors whose present terms will expire at the 2025 annual meeting.

Please see the narrative under the heading “Director and Nominee Qualifications” beginning on page 21 of this Proxy Statement for additional discussion of the qualifications of each director nominee and continuing director.

It is intended that Common Shares represented by the accompanying form of proxy will be voted FOR the election of the nominees, unless contrary instructions are indicated as provided on the proxy card. If you do not wish your shares to be voted for particular nominees, please so indicate on the proxy card. If one or more of the nominees should at the time of the meeting be unavailable or unable to serve as a director, the shares represented by the proxies will be voted to elect the remaining nominees and any substitute nominee or nominees designated by the Board of Directors. The Board of Directors knows of no reason why any of the nominees will be unavailable or unable to serve. At this time, it is not known whether there will be cumulative voting for the election of directors at the meeting. If any shareholder properly demands cumulative voting for the election of directors at the meeting, your proxy will give the individuals named on the proxy full discretion and authority to vote cumulatively and in their sole discretion to allocate votes among any or all of the nominees, unless authority to vote for any or all of the nominees is withheld.

The following table sets forth information concerning the nominees for the Class II directors of LCNB.

Name	Age	Principal Occupation	Positions Held with LCNB	Director of LCNB or Bank Since	Term To Expire
Steve P. Foster	72	Former President and CEO of LCNB	Director	2005	2025
Anne E. Krehbiel	70	Attorney at Law, Krehbiel Law Office	Director	2010	2025
Michael J. Johrendt	71	Attorney at Law, Johrendt & Holford	Director	2018	2025
Takeitha W. Lawson	45	CFO, Cincinnati-Hamilton County Community Action Agency	Director	2021	2025

The Board of Directors unanimously recommends that shareholders vote FOR the election of each of the director nominees.

PROPOSAL 2. ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)

We are asking our shareholders to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers (sometimes referred to as “NEOs”). This non-binding advisory vote, commonly referred to as “Say-on-Pay,” is not intended to address any specific item of compensation, but instead relates to the compensation of our “named executive officers” as disclosed in the Compensation Discussion and Analysis and the Summary Compensation Table and related narrative included in this proxy statement.

The Compensation Committee believes we have an effective compensation program that is designed to retain top quality executive leadership focused on attaining short-term and long-term corporate goals along with increasing shareholder value. We believe that our executive compensation program is designed to reasonably and fairly recruit, motivate, retain and reward our executives for achieving our objectives and goals. Through equity grants, each of our executive officers is aligned with the long-term interests of shareholders in increasing the value of LCNB. Moreover, our performance-based compensation system links executive pay to LCNB’s short- and long-term performance.

As an advisory vote, the Say-on-Pay resolution is not binding. The approval or disapproval of this proposal by shareholders will not require the Board or the Compensation Committee to take any action regarding our executive compensation practices. The final decision on the compensation and benefits of our executive officers and on whether, and if so, how, to address any shareholder approval or disapproval remains with the Board and the Compensation Committee. However, the Board values the opinions of our shareholders as expressed through their votes and other communications. Accordingly, the Board and the Compensation Committee will review and consider the results of the “Say-on-Pay” vote, the opinions of our shareholders, and other relevant factors in making future decisions regarding our executive compensation program.

We encourage you to read the “Compensation Discussion and Analysis” and the related compensation tables and narrative that follow. These sections describe our executive compensation policies and practices and provide detailed information about the compensation of our named executive officers.

The Board of Directors recommends that shareholders vote FOR the approval, on a non-binding advisory basis, of the executive compensation paid by LCNB to its named executive officers and the following resolution:

“RESOLVED, that the compensation paid to LCNB’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, footnotes and narrative discussion, is hereby APPROVED.”

Approval of this resolution requires the affirmative vote of a majority of the Common Shares voted on this proposal at the annual meeting. While this advisory vote on executive compensation, is required, it is not binding on our Board of Directors and may not be construed as overruling any decision by the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements.

PROPOSAL 3. RATIFICATION OF THE APPOINTMENT OF PLANTE & MORAN, PLLC AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY

The Audit Committee of the Board of Directors of the Company has selected Plante & Moran, PLLC (“Plante Moran”), 2601 Cambridge Ct, Suite 300, Auburn Hills, MI 48326, as the Company’s independent registered public accounting firm to perform the audit of the Company’s financial statements and internal controls over financial reporting for the fiscal year ending December 31, 2025.

Representatives from Plante Moran are expected to attend the annual meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.

We are asking our shareholders to ratify the selection of Plante Moran as the Company’s independent registered public accounting firm. Although ratification of the appointment is not required by law, the Company’s Regulations, or otherwise, the Board is submitting the selection of Plante Moran to our shareholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and our shareholders. If the appointment of Plante Moran is not ratified by shareholders, the matter of the appointment of an independent registered public accounting firm will be considered by the Audit Committee and Board of Directors.

It is intended that the common shares represented by the accompanying form of proxy will be voted FOR the resolution ratifying the appointment of Plante Moran as the Company’s independent registered public accounting firm, unless contrary instructions are indicated as provided on the proxy card. If you do not wish your shares to be voted for the resolution, please so indicate on the proxy card.

The Board of Directors recommends that shareholders vote FOR the ratification of Plante & Moran, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, and the following resolution:

“RESOLVED, that the ratification of Plante & Moran, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, is hereby APPROVED.”

PROPOSAL 4.   VOTE ON 2025 OWNERSHIP INCENTIVE PLAN

The Board of Directors of the Company, on April 10, 2025, approved the LCNB Corp. 2025 Ownership Incentive Plan (the “Plan”) and directed that the Plan be presented to the shareholders for their approval and adoption. The Plan permits the grant of 600,000 Common Shares through ownership incentives to key employees of the Company and its subsidiaries. This is approximately 4.24% of the total 14,166,915 outstanding Common Shares as of April 1, 2025. The following information is a brief summary of certain provisions of the Plan. The complete text of the Plan is attached to this Proxy Statement as Exhibit A.

Approval of the 2025 Ownership Incentive Plan requires the affirmative vote of the majority of the Common Shares voted on this matter at the annual meeting.

KEY HIGHLIGHTS OF THE 2025 OWNERSHIP INCENTIVE PLAN
Plan Administrator	The Compensation Committee
Award Types	Incentive stock options, non-qualified stock options, appreciation rights, restricted shares, restricted share units, or any combination of these, as the Compensation Committee may determine
Effective Date	May 19, 2025 (subject to shareholder approval)
Term	Ten years (subject to earlier termination by Compensation Committee)

Eligible for Awards

Key employees, members of the Board of Directors or a consultant providing services to the Company who in the opinion of the Compensation Committee, can contribute significantly to the growth and successful operation of the Company

Estimated Number of Eligible Employees	50
Future Benefits Not Presently Determinable

Awards may be granted by the Compensation Committee in its discretion and, therefore, future benefits to be allocated to any individual or group of individuals under the Plan are not presently determinable.

THE 2025 OWNERSHIP INCENTIVE PLAN

The Plan will become effective as of the date it is approved and adopted by the shareholders of the Company. If it is not adopted by the shareholders, the Plan will be of no force and effect. If it is adopted, the Plan will terminate on May 19, 2035. The Compensation Committee of the Board of Directors (the “Compensation Committee”) may discontinue the Plan at any time; however, any outstanding unexercised options will continue to be exercisable in accordance with their terms.

Purpose. The overall purposes of the Plan are to provide a compensation mechanism that encourages key employees, directors and consultants to increase their interest in the future growth and prosperity of the Company and to further the identity of interest of those who hold positions of major responsibility in the Company with the interests of the Company’s owners. We believe the Plan, coupled with the other compensation and benefits offered by the Company, enables the Company to compete with other organizations in obtaining and retaining the services of competent employees, directors and consultants.

Administration and Eligibility.  The Plan will be administered by the Compensation Committee. The Compensation Committee will select the participants, decide the type of each ownership incentive, determine the number of shares with respect to the ownership incentives granted, set the option price for such shares subject to the terms of the Plan and set the performance objectives, if any, for each participant. The persons eligible to receive ownership incentives under the Plan are the key employees and directors of the Company and its subsidiaries, as well as consultants. The term ”eligible person” refers to any such individual of the Company and its subsidiaries who in the opinion of the Compensation Committee can and does contribute significantly to the growth and successful operations of the Company and its subsidiaries. Although the Plan allows the flexibility for the Compensation Committee to consider all levels of employees, which may be considered in the future, upon the initial implementation of the Plan, it is anticipated that the Compensation Committee will grant benefits under the Plan to only the executive officers, Senior Vice Presidents of the Company and the Board of Directors.

Types of Ownership Incentives That May Be Granted.  The ownership incentives granted under the Plan may be in the form of options to purchase capital stock (“options”), appreciation rights, restricted shares, restricted share units (“RSUs”), or any combination of these.

The Compensation Committee may grant ownership incentives whose issuance is contingent on attainment of specified performance criteria. These may include (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv) gross revenue; (v) gross profit or gross profit growth; (vi) net operating profit (before or after taxes); (vii) return on assets, capital, invested capital, equity, or sales; (viii) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (ix) earnings before or after taxes, interest, depreciation and/or amortization; (x) gross or operating margins; (xi) improvements in capital structure; (xii) budget and expense management; (xiii) productivity ratios; (xiv) economic value added or other value added measurements; (xv) share price (including, but not limited to, growth measures and total shareholder return); (xvi) expense targets; (xvii) margins; (xviii) operating efficiency; (xix) enterprise value; and (xx) completion of acquisitions or business expansion.

Appreciation Rights. Under the Plan, appreciation rights will consist of a right to receive cash having an aggregate value equal to the fair market value of one Common Share on the date of exercise of such right over the fair market value of one such share on the date the right is granted. An appreciation right shall be subject to such terms, conditions and restrictions as the Compensation Committee shall designate. No appreciation right shall be exercisable after expiration of the term for which the appreciation right was granted, which shall in no event exceed ten years and no appreciation right may vest earlier than one year after the grant date.

Restricted Shares and RSUs.  Under the Plan, restricted awards may provide that such award may not be sold, transferred, pledged or otherwise disposed of for such period as the Compensation Committee shall determine. Restricted awards may be in the form of restricted shares or RSUs. A restricted award shall be subject to such terms, conditions, restrictions and performance goals as the Compensation Committee shall designate. With respect to restricted awards, the restricted period will commence on the grant date and end at the time or times set forth on a schedule established by the Compensation Committee and will be no earlier than one year after the grant date.

Restricted shares will consist of an ownership incentive award of Common Shares that is subject to a restriction period and, at the Compensation Committee’s discretion, the satisfaction of performance goals during such period. Subject to the restrictions set forth in an agreement, the holder of restricted shares will generally have the same rights and privileges of a shareholder, including the right to vote such restricted shares and the right to receive dividends. Any dividends with respect to the restricted shares, however, will be withheld by the Company for the eligible person’s account on such terms as determined by the Compensation Committee. The dividends so withheld will be distributed to the eligible person in cash or Common Shares, at the Compensation Committee’s discretion, upon the release of restrictions on such restricted shares.

RSUs will consist of an ownership incentive award of hypothetical Common Share units having a value equal to the fair market value of an identical number of Common Shares subject to a restriction period and, at the Compensation Committee’s discretion, the satisfaction of performance goals during such period. No shares will be issued at the time an RSU is granted. The recipient of RSUs will have no voting rights and, at the Compensation Committee’s discretion, an RSU may be credited with dividends paid by the Company. Any dividends with respect to the restricted shares will be withheld by the Company for the eligible person’s account on such terms as determined by the Compensation Committee. The dividends so withheld will be distributed to the eligible person in cash or Common Shares, at the Compensation Committee’s discretion, upon the settlement of the RSU.

Options.  The options granted under the Plan may be either “incentive options” or “non-qualified options.” An incentive option is one that meets the provisions of Section 422 of the Internal Revenue Code of 1986, as amended, and may only be granted to employees. Any option not designated as an incentive option is a non-qualified option.

There is no limit on the aggregate number of shares for which options may be granted to any single participant during a single calendar year or over the life of the Plan. The option price for any option granted under the Plan will not be less than 100% of the fair market value of the Company’s Common Shares on the date the option is granted.  However, an incentive option granted to a person who, on the date of grant, owns 10% or more of the Common Shares of the Company or its subsidiaries must have an option price of not less than 110% of the fair market value of the Company’s Common Shares on the date the option is granted and cannot be exercised after the expiration of five years from the date of grant.

Options may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on attainment of performance goals) as the Compensation Committee may deem appropriate. No option may be exercised for a fraction of a Common Share. The vesting provisions of options may vary and will be evidenced by written agreement which will contain such terms and conditions (including, without limitation, vesting periods and performance goals) as the Compensation Committee may determine. No option may vest earlier than one year after the grant date.

Each option granted to a participant will be exercisable during the life of the optionee and, after the participant’s death, only by the participant’s estate or by a person who acquired the right to exercise the option by will or the laws of descent and distribution.  The exercisable portion of any outstanding option will also terminate within thirty days following the termination of employment, unless termination of employment was by reason of cause, resignation with the consent of the Compensation Committee, death, incapacity or retirement under a retirement plan of the Company. In the event a participant is terminated from employment with the Company “for cause” as it is defined in the Plan, the exercisable portion of the option will terminate immediately upon such termination of employment. If a participant terminates employment “without cause,” the exercisable portion of the option will terminate three months after the participant ceases to be an employee subject to certain limitations contained in the Plan.  If a participant ceases to be an employee by reason of death, incapacity or retirement under the provisions of any retirement plan of the Company or any subsidiary, the unexercised portion of the option will immediately become vested and exercisable and will terminate unless it is exercised before the earlier of the expiration date of the option or within one year of such termination of employment.

Exercise of an option is conditioned on a participant’s payment in full for the Common Shares to be purchased in cash.  An option is not transferable, except by will or by the laws of descent and distribution, and may be exercised during the participant’s lifetime only by the participant.

Treatment of Awards Upon a Change in Control.  During the period beginning three months prior to the effective date of any change in control, as described in the Plan and summarized below, of the Company and ending on the first anniversary of such a change in control, one hundred percent of the ownership incentives granted under the Plan which remain outstanding shall vest and become payable or the restricted period shall lapse in the event that: (i) the Company or its subsidiary terminates the employment of the participant involuntarily for any reason other than cause, or (ii) the participant voluntarily terminates his or her employment for ”good reason” (as defined in the Plan).

In addition, in the event of a change in control, the Compensation Committee may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding ownership incentives and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such ownership incentives based upon the price per Common Share received or to be received by other shareholders of the Company in connection with the change in control. In the case of any option or appreciation right with an exercise price that equals or exceeds the price paid for a Common Share in connection with the change in control, the Compensation Committee may cancel the option or appreciation right without the payment of consideration therefor.

A change in control is defined to have occurred if: (i) any person acquires ownership of the shares of the Company that, together with the shares held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the shares of the Company; provided, that, a change in control shall not occur if any person (or more than one person acting as a group) owns more than 50% of the total fair market value or total voting power of the Company’s shares and acquires additional shares; (ii) one person (or more than one person acting as a group) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) ownership of the Company’s shares possessing 50% or more of the total voting power of the stock of such corporation; (iii) a majority of the members of the Board of Directors are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board of Directors before the date of appointment or election; or (iv) one person (or more than one person acting as a group), acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately before such acquisition(s).

Adjustments.  Appropriate adjustments in the number of Common Shares which can be issued, the number of shares covered by outstanding ownership incentives, the option price of such shares and the price to be paid by the Company for shares issued pursuant to ownership incentives which are subject to a right of the Company to reacquire such shares will be made to give effect to changes in the Company’s capitalization pursuant to mergers, consolidations, stock splits, stock dividends, etc. Additional clarifying language is also included to the effect that in the event of reorganization, merger or consolidation in which the Company is not the surviving corporation, the Company may cause the acquiring entity to assume the obligations of the Plan and substitute ownership incentives in the acquiring entity for the ownership incentives granted under the Plan. In addition, in the event the Company acquires another company pursuant to a reorganization, merger or consolidation in which the Company or a subsidiary of the Company is the surviving corporation, then the Company may issue replacement ownership incentives for those ownership incentives under a plan of the non-surviving party, whose stock is subject to the old ownership incentives may no longer be issued.

Amendment and Termination.  The Compensation Committee may amend the Plan. The Compensation Committee may also, by a resolution adopted by a majority of the entire Compensation Committee, discontinue the Plan. However, no amendment or discontinuance of the Plan by the Compensation Committee may, without the consent of the participant, adversely affect any option previously granted to the participant.

Federal Income Tax Consequences.

General. The following is a summary of the current federal income tax treatment of ownership incentive awards. The rules governing the taxation of such awards are technical and the following discussion is necessarily general in nature. Statutory and regulatory provisions governing awards are subject to change, and the application of these provisions may vary in individual circumstances.

Appreciation Rights.  The grant of appreciation rights generally will not result in taxable income to the participant. Upon exercise of an appreciation right, the fair market value of shares received generally will be taxable to the participant as ordinary income and the Company will be entitled to a corresponding deduction. Gains and losses realized by the participant upon disposition of any such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Restricted Shares.  A participant who has been granted a restricted share award will not realize taxable income at the time of grant, provided that the shares subject to the award are subject to restrictions that constitute a “substantial risk of forfeiture” for federal income tax purposes.  Upon the vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of the Common Shares and the Company will be entitled to a corresponding deduction for tax purposes.  Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting.  Dividends paid to the holder during the restriction period, if so provided, will also be compensation income (or self-employment income with respect to directors) to the participant and the Company will be entitled to a corresponding deduction for tax purposes.  A participant who makes an election under Section 83(b) of the Internal Revenue Code will include the full fair market value of the restricted share award in taxable income in the year of grant at the grant date fair market value.

Restricted Share Units. A participant does not recognize income on the grant of an award of RSUs. When the award is paid, the participant recognizes ordinary income equal to the cash and fair market value of the Common Shares received. The Company is entitled to a federal income tax deduction equal to the ordinary income recognized by the participant. Dividend equivalents paid to a participant with respect to restricted stock units will be taxed to the participant as ordinary income.

Incentive Stock Options. A participant generally does not recognize income on the grant or exercise of an incentive stock option. The difference between the exercise price and the fair market value of the shares on the date of exercise may be an item of adjustment for the participant for alternative minimum tax purposes, depending on when the participant disposes of the shares acquired on exercise. A participant may recognize ordinary income on exercise of an incentive stock option following termination of employment if the exercise occurs after the end of specified periods. In that case, the tax consequences discussed below for nonqualified stock options would apply. In addition, if the participant sells shares acquired under an incentive stock option before the end of required holding periods, he or she recognizes ordinary income in the year of the sale. That income equals the difference between the exercise price and fair market value of the shares on the date of exercise or the date of sale, whichever is less. The Company is entitled to a federal income tax deduction if, and to the extent, a participant recognizes ordinary income with respect to his or her incentive stock option, as described above.

Nonqualified Stock Options. A participant does not recognize income on the grant of a nonqualified stock option. A participant recognizes ordinary income on exercise of a nonqualified stock option, equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. The Company is entitled to a federal income tax deduction equal to the ordinary income recognized by the participant.

Future Grants.  No determination has been made with respect to future recipients of ownership incentives under the Plan, and no ownership incentives are currently outstanding under the Plan.  It is therefore, not possible at the present time to indicate specifically the names and positions of persons to whom future ownership incentives will be granted or to whom ownership incentives would have been granted had this Plan been in effect during 2024, or the number of shares, within the limitations of the Plan, to be covered by such ownership incentives. The proceeds of the sale of Common Shares upon the exercise of options issued under the Plan constitute general funds of the Company and may be used by it for any purpose.

Vote Required.  The proposal to approve and adopt the Plan is contained in the following resolution which will be submitted to the shareholders for adoption at the annual meeting. The affirmative vote of the holders of a majority of the Company’s Common Shares present in person or by proxy at the annual meeting and entitled to vote is required to adopt the resolution. Proxies will be voted in favor of the following resolution unless otherwise instructed by the shareholders. The Compensation Committee recommends the adoption of the resolution.

The Board of Directors recommends that shareholders vote FOR the following resolution:

“RESOLVED, that the 2025 Ownership Incentive Plan be, and, it hereby is, ratified, confirmed and approved.”

PROPOSAL 5.   SHAREHOLDER PROPOSAL

In accordance with SEC rules, set forth below is a shareholder proposal, along with a supporting statement of the shareholder proponent, Philip J. Timyan. LCNB’s management team and Board of Directors strongly recommend that you vote AGAINST the non-binding shareholder proposal and ask shareholders to consider the Board of Directors’ response, which follows the proposal.

Philip J. Timyan, 105 Front Street, #122, Key West, Florida 33040, has advised LCNB that he is the beneficial owner of 79,826 of the Company’s Common Shares, which represented approximately 0.56% of LCNB’s Common Shares at March 12, 2025. Mr. Timyan has advised the Company that he plans to attend the virtual annual meeting and present the proposal below. All statements in the following shareholder proposal and accompanying supporting statement are the sole responsibility of Mr. Timyan and included exactly as submitted by the proponent.

Approval of the non-binding shareholder proposal requires the affirmative vote of the holders of a majority of shares entitled to vote thereon. The Board of Directors recommends that you vote “AGAINST” the proposal.

Non-Binding Shareholder Proposal

RESOLVED, that the Shareholders of LCNB Corp. hereby recommend that the Board of Directors take all necessary steps to promptly effectuate a sale of the Company in a manner consistent with the Board of Directors’ duties under Ohio Revised Code Section 1701.59.

Supporting Statement

Philip J. Timyan believes that the returns on the Company’s assets have been subpar for many years and that LCNB shareholders would be best served if the Company and its assets were sold at the earliest opportunity for the highest price available.

Please vote FOR this proposal.

Board of Directors Statement in Opposition

The Board of Directors recommends that you vote AGAINST Proposal 5.

The Board of Directors believes that the shareholder proposal recommending that the Board take all necessary steps to promptly effectuate a sale of the Company is not in the best interests of the Company or its shareholders, and could damage the Company’s business, for the reasons more fully described below:

●	The core returns on the Company’s assets and tangible common equity are in line with peers over three-, five- and ten-year periods;

●

In the last two full fiscal years, shareholders have received $1.73 per share in dividends, and from 2020 to 2024 the Company has repurchased 2,036,356 of its common shares, reflecting a longstanding commitment to creating value and returning capital to its shareholders;

●	The Board already evaluates the short- and long-term best interests of the Company, including regular engagement with investment banking firms and outside advisors;

●	The stock and M&A markets for community banks have been depressed for several years;

●	Selling the Company would deprive shareholders from realizing the benefit of the Company’s recent acquisitions and long-term strategic growth plan;

●

LCNB has created value for shareholders over the past 10 years by entering attractive new markets, increasing share in existing markets, investing in complementary business lines and positioning the Company for long-term growth in earnings per share and franchise value;

●	The Board believes that, at this point in time, shareholders are best served by pursuing a strategic vision of long-term profitable growth; and

●

Approval of the proposal could create the impression that the Company is under pressure to sell, which could adversely affect the value of the Company’s stock price and impact potential offers, forcing the Board to accept a lower price as a result.

Although he ultimately withdrew a similar proposal last year, this is the second year in a row that Mr. Timyan has submitted a proposal seeking a sale of the bank. The Board takes seriously its fiduciary responsibilities and believes it consistently has acted in accordance with those duties. Members of LCNB’s management team and Board of Directors regularly engage with shareholders, including with Mr. Timyan.

Mr. Timyan asserts his personal opinion that “the Company’s returns on assets have been subpar for many years”, providing neither additional context nor indicating the benchmark he has used to determine “subpar” or the period of time considered. We disagree. The Board believes that core return on average assets (ROAA) and core return on average tangible common equity (ROATCE) are both indicative measures of a bank’s performance. As the table below indicates, LCNB’s core ROAA and ROATCE have been in line with its peers over the past 10 years.

Source:	S&P Capital IQ Pro
Note:	Core ROAA and Core ROATCE excludes realized gains or losses on the sale of securities, amortization of intangibles, goodwill and other nonrecurring items.
1	Peers include 50 public Midwest banks with assets between $1 billion and $5 billion with disclosed return metrics.

In the exercise of the Board’s fiduciary duties, the Ohio corporate statutes, which include, but are not limited to, Ohio Revised Code Section 1701.59, authorize the Board, in its discretion, to consider both the short-term and long-term best interests of the corporation, taking into account, and weighing as the directors deem appropriate, the effects thereof on the Company’s shareholders and the other corporate constituent groups and interests described in the corporate statutes. As part of the Board’s strategic planning process and exercise of its fiduciary duties, the Board continually monitors and regularly considers a variety of options and business alternatives for the Company, including engaging with investment banking firms to discuss strategic alternatives to maximize shareholder value. The Board regularly engages with experienced and well-known investment banking firms year after year to understand the mergers and acquisitions landscape, and evaluate opportunities to maximize long-term value.

We believe that actively seeking a buyer in a public process, as suggested by the shareholder proposal, would be a distraction to the Company and counterproductive to its current growth strategy. Taking such action could damage LCNB’s reputation with customers, clients, and associates by creating uncertainty, and would be harmful to the strategic goals of the Company. Engaging in a public sale process at Mr. Timyan’s behest could create confusion or concern amongst the Company’s customer base, which could negatively impact LCNB’s stock price or prospects as a strategic partner.

The Board of Directors strongly believes that its strategic plan focused on balancing growth with credit risk, diversifying revenue streams, focusing on profitability, returning capital to shareholders, prudently pursuing merger and acquisition opportunities and continuously evolving will continue to benefit the future prospects of LCNB and its shareholders.

In 2023 and 2024, the Company closed two mergers—the first with Cincinnati Bancorp, Inc. and the second with Eagle Financial Bancorp, Inc. The Company believes these acquisitions, and the growth in customer base that occurred as a result, will be accretive to the Company’s earnings per share and tangible book value per share in the longer-term, once the resulting costs associated with both acquisitions have been appropriately absorbed. In light of the broad authority vested in the Board by the Ohio corporate statutes and the deliberative process engaged by the Board at its monthly meetings, the Board does not consider it appropriate or necessary for the shareholders to adopt the shareholder proposal, which will divert Board and management attention from executing its plan.

Additionally, the Board is currently evaluating the short-term and long-term implications of recent economic, interest rate and capital market volatility and the impacts these may have on the industry, the Company, its competitors and potential strategic partners. Based on its review of the current marketplace, and in consultation with its outside advisors, in the Board’s view, the current market is an especially inopportune time to explore a sale of the Company. It is not appropriate to explore the sale of the Company at a particularly volatile period in the community banking space and broader economy, especially when the Company is in the midst of absorbing two recent acquisitions. Under the circumstances, a sale will not result in maximizing shareholder value.

LCNB has operated and continues to operate from a position of financial strength while ensuring consistent capital allocation initiatives to shareholders including paying dividends of $0.88 per share for the year ended December 31, 2024 (a 3.5% increase from the prior year), and returning capital through share repurchases. LCNB's track record has long made the Company an attractive investment to its shareholders, many of whom are also customers and members of its communities.

In summary, LCNB has successfully pursued and communicated a strategy aimed at creating long-term shareholder value. As a result of this strategy, the Company has seen tremendous growth and franchise value improvement over the past 10 years.

Highlights of the Company’s achievements over the past 10 years include:

-

Balanced growth while maintaining strong asset quality: Total assets managed have increased 160% from $1.6 billion to $4.2 billion, while non-performing loans to total loans have improved from 0.82% at December 31, 2014 to 0.27% at December 31, 2024. Net charge-offs over the last 10 years have averaged just 0.04% annually.

-

Diversifying revenue streams: LCNB Wealth is an important growth driver and Wealth and Trust assets have increased 253% from $391.1 million to $1.4 billion, which contributed to consistent growth in noninterest income over the past 10 years.

-

Focusing on profitability: The Company has produced almost $160 million of aggregate net income during the last 10 years. During this period, the Company has successfully navigated a challenging interest rate environment and various economic conditions while continuing to invest in its future.

-

Returning capital to shareholders: Over the past 10 years, LCNB’s annual dividend has increased 38% from $0.64 per share to $0.88 per share. In addition, from 2020 to 2024, the Company has repurchased 2,036,356 shares of its common shares. These trends demonstrate a long-standing policy to return excess capital back to shareholders.

-

M&A and organic growth opportunities: LCNB has made five acquisitions since 2014, which have complemented the Company’s organic growth initiatives by increasing scale, establishing a presence in the dynamic Columbus market, enhancing its position in the attractive Cincinnati market, adding capabilities and talent, and supporting cross selling opportunities, all of which have been meaningfully accretive to franchise value.

-

Composition of the Board: LCNB’s Board has and continues to evaluate its composition and skill set of its members. Since 2014, the Company has added seven new members to the Board. This strategic re-profiling continues to provide outside perspectives to the Company and the Board.

-	Evolution and modernization: LCNB has added offerings including new digital banking capabilities, expanding Wealth and Trust services, and new financial products.

The Board believes that the Company’s 10-year track record is an indication of financial success and long-term value creation, aligned with LCNB’s strategic plan.

The Board will continue to regularly review the Company’s business and prospects and, consistent with the exercise of its fiduciary duties, will consider strategic alternatives that will enhance shareholder value. The Board strongly believes that shareholders’ interests are currently best served by the Company’s pursuit of its strategy of building franchise value as an independent national bank serving the ever-growing needs of its markets.

The Board of Directors unanimously recommends that you vote AGAINST Proposal Number 5.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information concerning the directors, nominees for director and executive officers of LCNB. Included in the table is information regarding each person’s principal occupation or employment during the past five years.

Name, Age	Principal Occupation	Positions Held with LCNB	Director of LCNB or Bank Since	Term to Expire

Eric J. Meilstrup, 57	Banker, President and Chief Executive Officer of LCNB	Director and President	2018	2027

Spencer S. Cropper, 52	Certified Public Accountant for The Ralph J. Stolle Company	Director, Chairman of the Board	2006	2027

Steve P. Foster, 72	Former President and CEO of LCNB	Director	2005	2025

Mary E. Bradford, 69	Former IT Executive, GE Aviation	Director	2018	2026

Stephen P. Wilson, 74	Ohio State Senator, Former CEO of LCNB	Director	1982	2027

William (“Rhett”) G. Huddle, 69	Former President and CEO of Columbus First Bank	Director	2018	2026

Craig M. Johnson, 69	Certified Public Accountant	Director	2019	2026

Michael J. Johrendt, 71	Attorney at Law, Johrendt & Holford	Director	2018	2025

William H. Kaufman, 81	Attorney at Law, Kaufman & Florence	Director	1982	2026

Anne E. Krehbiel, 70	Attorney at Law, Krehbiel Law Office	Director, Secretary	2010	2025

Robert A. Bedinghaus, 65	Former CEO of Cincinnati Federal	Director	2023	2027

Takeitha W. Lawson, 45	CFO, Cincinnati-Hamilton County Community Action Agency	Director	2021	2025

Robert C. Haines II, 52	Banker	Executive Vice President, Chief Financial Officer	N/A	N/A

Jeff D. Meeker, 61	Banker	Executive Vice President, Chief Lending Officer	N/A	N/A

Lawrence P. Mulligan Jr., 56	Banker	Executive Vice President, Chief Operating Officer	N/A	N/A

Michael R. Miller, 67	Banker	Executive Vice President, Trust Officer	N/A	N/A

Bradley A. Ruppert, 49	Banker	Executive Vice President, Trust Officer, Chief Investment Officer	N/A	N/A

Patricia Walter, 50	Banker	Executive Vice President	N/A	N/A

Director and Nominee Qualifications

The Nominating & Corporate Governance Committee (“Nominating Committee”) of our Board of Directors considers candidates to fill new directorships created by expansion and vacancies that may occur and makes recommendations to the Board of Directors with respect to such candidates. There are currently no vacancies on the Board. The Board has not adopted a policy with respect to minimum qualifications for directors, rather the Nominating Committee evaluates each individual in the context of the board as a whole and with the objective of recommending a group of persons that can best implement our business plan, perpetuate our business and represent shareholder interests. The Nominating Committee, in making its nominations, considers all relevant qualifications of candidates for board membership, including, among other things, factors such as an individual’s business experience, industry knowledge and experience, financial background, breadth of knowledge about issues affecting the Company, public company experience, regulatory experience, diversity, current employment and other board memberships, and whether the candidate will be independent under the listing standards of the NASDAQ Stock Market (“NASDAQ”). In some cases, the Nominating Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific Board needs that arise from time to time. In the case of incumbent directors whose terms of office are set to expire, the committee also reviews such director’s overall service to the Company during his or her term and any relationships and transactions that might impair such director’s independence.

The following table provides certain information, as of the date of this proxy statement, concerning each of this year’s nominees for election as a Class II director of LCNB, and each director candidate has been recommended by the Nominating Committee. Unless otherwise indicated, each individual has had the same principal occupation for more than five years. Each individual also serves as a director of the Bank.

Class II Directors

Steve P. Foster Age: 72 Director Since: 2005 Term Expires: 2025

A diverse career within the banking industry provides Steve P. Foster with the ability to provide insight in a breadth of areas to the Board of LCNB Corp.

Mr. Foster is the former Chief Executive Officer of both LCNB Corp. and LCNB National Bank, a position he held from 2015 until retirement in 2019. He joined LCNB National Bank in 1977 and served as internal auditor, branch manager, and loan officer. He founded the Information Technology Department and served as Chief Financial Officer and President.

Mr. Foster is a former Chair of the Ohio Bankers League, one of the strongest financial trade associations in the country.

He serves on the Trust Committee, the Pension Committee, and the Loan Committee.

Anne E. Krehbiel Age: 70 Director Since: 2010 Term Expires: 2025

Anne E. Krehbiel’s distinguished career as an attorney and firm principal provides a valuable perspective on legal matters and business management to the Board of LCNB Corp.

Earning a J.D. from the University of Cincinnati in 1980, Ms. Krehbiel worked at US Bank, and practiced law in several capacities, prior to founding Krehbiel Law Offices in 1998. She is certified by the Ohio State Bar Association as a Specialist in Estate Planning, Trust and Probate law.

Ms. Krehbiel is involved in the Bank’s community through the Warren County Bar Association, the Lebanon Rotary Club, the Cincinnati Zoo and Botanical Garden and other volunteer and philanthropic activities. Her familiarity with the local and regional community provides valuable insights.

Ms. Krehbiel is the Corporate Secretary for LCNB Corp., chairs the Compensation Committee, and serves on the Audit and Nominating & Corporate Governance Committees.

Michael J. Johrendt Age: 71 Director Since: 2018 Term Expires: 2025

Expertise in law and commercial real estate are among Michael J. Johrendt’s significant contributions to the LCNB Corp. Board.

A graduate of The Ohio State University Moritz College of Law, Mr. Johrendt practices business and tax law as a principal in the law firm of Johrendt & Holford based in Columbus, Ohio. Mr. Johrendt previously owned and operated a commercial real estate company.

Mr. Johrendt previously served as a Director of Columbus First Bank from August 2007 until its merger with and into LCNB National Bank in May 2018. Mr. Johrendt has also served as Vice-Chair of the Ohio Board of Tax Appeals.

Mr. Johrendt chairs the Nominating & Corporate Governance Committee and serves on the Compensation Committee.

Takeitha W. Lawson Age: 45 Director Since: 2021 Term Expires: 2025

Takeitha (Kei) Lawson brings corporate finance and investor relations expertise to her role on the Board of LCNB Corp.

Ms. Lawson has experience working in finance and operations for some of the nation’s most well-known companies, including DuPont, Lockheed Martin, and Lexmark. A former Director of Cincinnati Bell, she previously guided the Investor Relations strategy for the company. She holds a B.S. from Temple University and an MBA from Drexel University and has held Six Sigma Green Belt certifications.

Extremely active in the Cincinnati community, Ms. Lawson is known for serving on non-profit boards in the treasury capacity, including Jack & Jill of America, Inc. (Cincinnati), Women Helping Women and Junior League of Cincinnati. Currently, she is a member of the Cincinnati Ballet Board of Trustees.

Ms. Lawson serves the LCNB board through her participation on the Audit Committee, Compensation Committee, and the Nominating & Corporate Governance Committee.

The following table gives certain information, as of the date of this Proxy Statement, concerning the current Class I and Class III directors of LCNB who will continue to serve after the annual meeting. Unless otherwise indicated, each individual has had the same principal occupation for more than five years. Each individual also serves as a director of the Bank.

Class I Directors

Spencer S. Cropper Age: 52 Director Since: 2006 Term Expires: 2027

Spencer S. Cropper’s career in accounting and investment provides a wealth of insight to his role as Chair of the LCNB Corp. Board.

The Chairman of LCNB Corp. and LCNB National Bank since 2019, Mr. Cropper is employed by and on the Board of Directors of the Ralph J. Stolle Company. Mr. Cropper is also a Trustee of Turtlecreek Township.

Mr. Cropper is a Certified Public Accountant, and a member of the Ohio Society of Certified Public Accountants and the AICPA. He serves on the Board of Directors and Board of Trustees for the Ralph J. Stolle Countryside YMCA and is a Trustee for both the Warren County Foundation and the Bethesda Foundation.

Mr. Cropper serves on the Audit, Pension, Compensation, and the Nominating & Corporate Governance Committees.

Eric J. Meilstrup Age: 57 Director Since: 2018 Term Expires: 2027

Eric J. Meilstrup offers extensive bank management expertise and market-specific knowledge to his seat on the Board of LCNB Corp.

The President and Chief Executive Officer of LCNB Corp. and LCNB National Bank, Mr. Meilstrup has been with the Bank for 36 years, the last 21 as a member of its Executive team. He has served in several roles over his LCNB career including oversight of Deposit Operations, Branch Operations, Human Resources, Training, and Customer Service functions.

Mr. Meilstrup serves on the Countryside YMCA Board (past Chair) and is a Trustee for the same organization. He is a board member of the Warren County Foundation, the West Side Church of Christ, a member of the Warren County Career Center District Business Advisory Committee and a current and charter member of the Lebanon Optimist Club.

Mr. Meilstrup is a member of the Pension Committee.

Stephen P. Wilson Age: 74 Director Since: 1982 Term Expires: 2027

As the former CEO and Chairman of LCNB National Bank, Stephen P. Wilson brings both banking industry expertise and institutional knowledge to the LCNB Corp. Board.

Mr. Wilson joined the LCNB staff in 1975 and served as Chief Executive Officer of LCNB and the Bank from 1992 through 2015. He is a Past Chairman of the American Bankers Association and a former board member of the Federal Reserve Bank of Cleveland.

Mr. Wilson has represented the Ohio 7th District in the Ohio State Senate since 2017. He is a board member and treasurer of AAA Club Alliance, a Trustee of the Ralph J. Stolle Countryside YMCA, a board member of the Warren County Foundation, and a member of the Area Progress Council. He is also former Vice Chair of Warren Co. Port Authority and a former trustee of Miami University.

Mr. Wilson serves on the Trust and Pension Committees.

Robert A. Bedinghaus Age: 65 Director Since: 2023 Term Expires: 2027

Mr. Bedinghaus’ experience in the public and private sectors provides him with insight and understanding into the communities served by LCNB National Bank.

Robert A. Bedinghaus served as Chairman and CEO of Cincinnati Federal and Cincinnati Bancorp prior to joining the Board of LCNB as a result of the merger between Cincinnati Bancorp and LCNB National Bank in November of 2023. Mr. Bedinghaus is a former Hamilton County Commissioner (1996-2001) and Director of Business Development, for the Cincinnati Bengals, (2004-2019). Additionally, he currently serves as Secretary and member of the board of trustees for Activities Beyond the Classroom (ABC), a not-for-profit organization that focuses on providing extracurricular activities for students in the Cincinnati Public Schools. He has served as an advisory member of the Kenton County Airport Board, Vice President of the Hamilton County Township Association, and President of the Hamilton County Family and Children First Council.

Mr. Bedinghaus serves on the Trust Committee.

Class III Directors

William H. Kaufman Age: 81 Director Since: 1982 Term Expires: 2026

In addition to his perspectives gained as a long-tenured board member of LCNB Corp., William H. Kaufman oversees operational legal matters and real estate closings for LCNB National Bank from his seat on the Board.

Mr. Kaufman is former senior partner of Kaufman & Florence in Lebanon, Ohio, and is presently Of Counsel at the firm. A graduate of the Northern Kentucky University Salmon P. Chase College of Law, he began his career as an attorney with Young and Jones, a legacy firm to Kaufman & Florence. He has extensive litigation experience in insurance cases and commercial disputes.

He is a former Mayor of the City of Lebanon and was elected to two terms as Judge of Lebanon Municipal Court.

Mr. Kaufman is the Assistant Secretary for the Board.

Mary E. Bradford Age: 69 Director Since: 2018 Term Expires: 2026

Mary E. Bradford provides a unique contribution to the LCNB Corp Board through her expertise in information technology.

She joined the Board in 2018 and is a retired IT executive who spent 31 years with GE Aviation. Ms. Bradford built her career implementing information technology solutions for the Finance, Engineering, Supply Chain, and Military & Commercial Sales teams at GE. In her role as the GE Aviation Systems Chief Information Officer Ms. Bradford was responsible for establishing the information security framework for Aviage, a joint venture with the Aviation Industry Corporation of China (AVIC), with operations in the U.S. and China.

Mary co-led the GE Women’s Network Cincinnati Hub for a two-year term and represented GE on the Miami University Department of Information Systems & Analytics Advisory Board for many years.

Ms. Bradford is a Phi Beta Kappa graduate of Miami University in Oxford, Ohio, and holds an MBA with a concentration in Information Systems from Xavier University in Cincinnati, Ohio. Ms. Bradford contributes her expertise to the Bank’s Technology Committee.

Ms. Bradford also volunteers as the President of the St. Vincent de Paul conference at her local parish.

Ms. Bradford is a member of the Audit, Compensation, Nominating & Corporate Governance and Technology Committees.

William (“Rhett”) G. Huddle Age: 69 Director Since: 2018 Term Expires: 2026

William (“Rhett”) G. Huddle offers expertise in both legal and banking matters to LCNB Corp. as the result of a successful professional career.

Joining the LCNB Corp. board upon the acquisition of Columbus First Bank Corp, Inc., Mr. Huddle was the lead in the formation of Columbus First. He served as Chairman and CEO of the bank from 2007 until June 2018. Mr. Huddle previously served in both executive and governing roles of several banks in the Columbus market. He was also an associate with BakerHostetler law firm for five years.

Mr. Huddle is a graduate of Princeton University and The Ohio State University Moritz College of Law.

Mr. Huddle is a member of the Trust and Loan Committees.

Craig M. Johnson Age: 69 Director Since: 2019 Term Expires: 2026

Craig M. Johnson provides financial counsel to the LCNB Corp. Board through his extensive experience in public accounting and banking.

Mr. Johnson is a Certified Public Accountant with nearly 40 years’ experience in both public accounting and private industry. Mr. Johnson retired as Principal from the accounting firm of Clark Schaefer Hackett & Co. Prior, he served as Partner at J.D. Cloud & Co. LLP. He previously held a position at an international public accounting firm and was local market controller for a large regional bank.

Mr. Johnson is a member of the Ohio Society of Certified Public Accountants and the AICPA. He serves the community as Treasurer and Board Member of the Clifton Cultural Arts Center and sits on the Finance Committee of Clifton United Methodist Church and the Audit Committee of Easter Seals TriState.

Mr. Johnson is Chair of the Audit Committee of LCNB, and also sits on the Compensation and Nominating & Corporate Governance Committees.

Board of Directors Independence

Each year, the Board reviews the relationships that each director has with the Company and with other parties. Only those directors who do not have any of the categorical relationships that preclude them from being independent within the meaning of applicable NASDAQ Rules and who the Board affirmatively determines have no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director are considered to be independent directors. The Board has reviewed a number of factors to evaluate the independence of each of its members. These factors include its members’ current and historic relationships with the Company and its competitors, suppliers and customers; their relationships with management and other directors; the relationships their current and former employers have with the Company; and the relationships between the Company and other companies of which the Company’s Board members are directors or executive officers. After evaluating these factors, the Board has determined that all of the directors, with the exception of Eric J. Meilstrup, Robert A. Bedinghaus and William H. Kaufman, are independent directors of the Company within the meaning of applicable NASDAQ Rules.

Board Leadership Structure

The Board currently separates the position of Chairman of the Board from the position of Chief Executive Officer (“CEO”). Eric J. Meilstrup serves as our CEO and Spencer S. Cropper serves as Chairman of the Board. As the oversight responsibilities of the Board of Directors have expanded over the years, the Board has determined that it is beneficial to have an independent Chairman with the sole job of leading the Board, while allowing the CEO to focus his efforts on the day-to-day management of the Company. The Board believes that it is important to have the CEO as a director. The Company aims to foster an appropriate level of separation between these two distinct levels of leadership of the Company. In addition to the Chairman, leadership is also provided through the respective chairs of the Board’s various committees. Depending on the circumstances, other leadership models, such as a combined Chief Executive Officer and Chairman of the Board position, might be appropriate. Accordingly, the Board periodically reviews its leadership structure.

Risk Oversight

Our ability to manage risk inherent with the business is a key determining factor to our success. We face a number of risks, including general economic, interest rate, credit, regulatory, audit, reputational, cybersecurity, operational trust and fiduciary wealth advisory, among others. These risks are further described in our Annual Report on Form 10-K and other filings with the SEC. The Board of Directors is responsible for consideration and oversight of risks facing the Company and is responsible for ensuring that material risks are identified and managed appropriately. Several oversight functions are delegated to committees of the Board with such committees regularly reporting to the full Board the results of their respective oversight activities. The Audit Committee reviews management’s risk-assessment process and reports its findings to the full Board. Also, the Compensation Committee periodically reviews the most important enterprise risks to ensure that compensation programs do not encourage excessive risk-taking. Additional review or reporting on enterprise risks is conducted as needed or as requested by the Board or Board committees.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

LCNB has engaged and intends to continue to engage in the lending of money and provision of trust services through the LCNB National Bank, its wholly-owned subsidiary, to various directors and officers of the Company. These loans and wealth services provided to such persons were made in the ordinary course of business and in compliance with applicable banking laws and regulations, on substantially the same terms, including interest rates and collateral, as prevailing at the time for comparable transactions with other persons and do not involve more than a normal risk of collectability or other unfavorable features.

In addition to those banking transactions conducted in the ordinary course, the Bank was involved in the related transactions described below. Each of these transactions was made on terms similar to those that could have been negotiated with an unaffiliated third party.

The Bank again retained the law firm of Kaufman & Florence during 2024 for legal services in connection with various matters arising in the course of the Bank’s business. William H. Kaufman, a director of LCNB, is a former Partner (currently Of Counsel) of Kaufman & Florence. Additionally, customers of the Bank are charged for certain legal services provided by Kaufman & Florence in the preparation of various documents. The approximate amount billed by Kaufman & Florence for legal services during 2024 was $95,044. The Bank contemplates using Kaufman & Florence in the future on similar terms, as needed.

The Company does not have a written process of approval and ratification of related party transactions. However, the Company does adhere to an unwritten policy, whereby before the Company or the Bank enters into any transaction for which the value of the transaction is expected to be at least $120,000, and an interested party in the transaction is a director, executive officer, an immediate family member of a director or officer, or a shareholder owning 5% or greater of the Company’s outstanding stock, the disinterested Board of Directors must review and approve the transaction. In reviewing the potential transaction, the directors will consider the fairness of the transaction to the Company, whether the transaction would or could compromise the interested party’s independence and judgment, the best interests of the Company, and such other factors determined advisable by the Board of Directors. In 2024, the Board of Directors reviewed and approved of the related party transaction with Mr. Kaufman’s firm, as described above.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 requires LCNB’s officers and directors and persons who own more than 10% of a registered class of LCNB’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required to furnish LCNB with copies of all Section 16(a) forms they file. Based solely on LCNB’s review of the Section 16(a) forms received by it and by statements of officers and directors concerning their compliance with the applicable filing requirements, the officers, directors and greater than 10% beneficial owners of LCNB have complied with all applicable filing requirements.

SHAREHOLDER COMMUNICATION WITH BOARD MEMBERS

The Company maintains contact information, both telephone and email, on its website (https://www.LCNB.com) under the heading “Resource Center” then “Contact.” By following the contact link, a shareholder will be given access to the Company’s toll-free telephone number and mailing address, as well as a form to populate that would then be sent to the Company in the form of an email. Communications sent to that Company email address and specifically marked as a communication for the Board will be forwarded to the Board or specific members of the Board as directed in the shareholder communication. In addition, communications received via telephone for the Board of Directors are forwarded to the Board by an officer of the Company. In addition, shareholders may send communications to the Board or any of its members by sending such communications to the Company, c/o Secretary at P.O. Box 59, Lebanon, Ohio 45036.

CODE OF ETHICS

The Board of Directors has adopted a Code of Business Conduct and Ethics applicable to all directors, officers, and employees. The Code of Business Conduct and Ethics is included as an Exhibit in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and is available online at https://www.lcnbcorp.com/corporate-profile/corporate-governance/default.aspx.

INSIDER TRADING POLICY

The Company has adopted an insider trading policy and related procedures governing the purchase, sale or other disposition of the Company’s securities by the Company and its directors, officers and employees. This policy is designed to promote compliance with insider trading laws, rules and regulations and applicable listing standards. Primarily, the policy prohibits the Company’s directors, officers and certain employees from engaging in transactions in Company securities during the period beginning thirty calendar days prior to the conclusion of each fiscal quarter and concluding two business days following the public release of earnings by the Company with respect to such fiscal quarter. A copy of the policy is filed as an Exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

POLICIES AND PRACTICES RELATED TO THE GRANT OF CERTAIN EQUITY AWARDS

The Company does not currently grant new awards of stock options, stock appreciation rights or similar option-like instruments (“Options”). Accordingly, the Company has no specific policy or practice on the timing of awards of Options in relation to the disclosure of material nonpublic information by the Company. In the event the Company determines to grant new awards of Options, the Board of Directors will evaluate the appropriate steps to take in relation to the foregoing.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of the Company is composed of five independent directors. The responsibilities of the Audit Committee are set forth in the charter of the Audit Committee which was adopted by the Board of Directors and is available at https://www.lcnbcorp.com/corporate-profile/corporate-governance/default.aspx. The Audit Committee reviews, and revises if necessary, the Audit Committee Charter at least annually. Any changes are presented to the Board of Directors for approval. The Audit Committee, among other matters, is responsible for the annual appointment and supervision of the independent public accountants, and reviews the arrangements for and the results of the auditors’ examination of the Company’s books and records and auditors’ compensation. The Audit Committee reviews the Company’s accounting policies, internal control procedures and systems and compliance activities.

The Audit Committee has reviewed and discussed the audited consolidated financial statements with management. The committee has also reviewed and discussed with Plante Moran their independence as auditors for the fiscal year ended December 31, 2024, as required to be discussed by SAS 61, as it may be modified or supplemented.

The Audit Committee also has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee), as may be modified or supplemented, and, as required, has discussed with Plante Moran its independence.

Based on the foregoing discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

This report has been submitted by the Audit Committee:

Craig M. Johnson (Chair)

Spencer S. Cropper

Anne E. Krehbiel

Mary E. Bradford

Takeitha W. Lawson

MARKET PRICE OF STOCK AND DIVIDEND DATA

Holders and Market Information

LCNB had approximately 1,155 registered holders of its Common Shares as of December 31, 2024. The number of shareholders includes banks and brokers who act as nominees, each of whom may represent more than one shareholder. LCNB’s Common Shares are currently traded on the NASDAQ Capital Market® under the symbol “LCNB”. Several market-makers facilitate the trading of the Common Shares. Trade prices for LCNB’s Common Shares, reported through registered securities dealers, are set forth below. Trades have occurred during the periods indicated without the knowledge of LCNB.

The trade prices shown below are interdealer without retail markups, markdowns or commissions.

2024	High	Low
First Quarter	$16.47	$13.30
Second Quarter	$15.84	$12.42
Third Quarter	$16.20	$13.01
Fourth Quarter	$17.92	$14.23

2023	High	Low
First Quarter	$19.01	$15.60
Second Quarter	$17.25	$13.40
Third Quarter	$17.53	$14.17
Fourth Quarter	$17.09	$13.04

Dividends

The following table presents cash dividends per share of common stock declared and paid in the periods shown.

	2024	2023
First Quarter	$0.22	$0.21
Second Quarter	$0.22	$0.21
Third Quarter	$0.22	$0.21
Fourth Quarter	$0.22	$0.22
Total	$0.88	$0.85

It is expected that LCNB will continue to pay dividends on a similar schedule, to the extent permitted by business and other factors beyond management’s control. LCNB depends on dividends from its subsidiary for the majority of its liquid assets, including the cash needed to pay dividends to its shareholders. National banking law limits the amount of dividends the Bank may pay to the sum of retained net income, as defined, for the current year plus retained net income for the previous two calendar years. Prior approval from the OCC, the Bank’s primary regulator, would be necessary for the Bank to pay dividends in excess of this amount. If dividends exceed retained net income for a year, a bank is generally not required to carry forward the negative amount resulting from such excess if the bank can attribute the excess to the preceding two years. If the excess is greater than the bank's previously undistributed net income for the preceding two years, prior OCC approval of the dividend is required and a negative amount would be carried forward in future dividend calculations. In addition, dividend payments may not reduce capital levels below minimum regulatory guidelines.

Equity Compensation Plan Information

The Company’s 2015 Ownership Incentive Plan (the “2015 Plan”) was approved by shareholders at the 2015 annual meeting. The 2015 Plan provides for the grant of ownership incentives to key employees and directors in the form of stock options, appreciation rights, restricted shares and/or restricted share units. The 2015 Plan is administered by the Compensation Committee. For additional information on the 2015 Plan, please refer to the Company’s Definitive Proxy Statement, filed with the SEC on March 13, 2015. There are currently no options outstanding or available for exercise, nor have there been any since December 31, 2024.

BOARD OF DIRECTORS MEETINGS, COMMITTEES, AND COMPENSATION

During the fiscal year ended December 31, 2024, the Board of Directors met on 6 occasions. All directors attended at least 95% of the aggregate of the total number of meetings of the Board and the committees on which he or she served. The Company encourages its directors to attend the annual meeting of the shareholders, and in 2024, with the exception of one director, all directors attended the meeting, virtually or in person. Directors do not receive any compensation from LCNB for their service on the Board of Directors of LCNB. However, each director of LCNB also serves as a director of LCNB National Bank, the banking subsidiary of LCNB, which meets once per month, for which each director is compensated with a $30,000 annual retainer with the exception of the Chair, who is compensated with a $46,250 annual retainer. In addition to the annual retainer for Board service, non-employee directors who serve on committees of the Board of Directors receive a $6,240 retainer for Trust committee, a $2,600 retainer for Audit Committee, a $2,080 retainer for Compensation Committee, a $2,080 retainer for Nominating Committee, a $2,600 retainer for Loan Committee, and a $6,240 retainer for Technology Committee. Committee Chairs receive an additional retainer in the amount of $5,000 for Audit Committee, $3,500 for Compensation Committee, and $2,500 for Nominating Committee. In addition, in 2024, each director received an equity grant equal to $17,000. The Committee utilized the findings from the 2023 BCG director compensation study and recommended to the Board that an adjustment be made to the director compensation package in late 2024. As a result, the Board adopted the Committee’s proposed increase of the equity grant for each director from $10,000 in 2023 to $17,000 in 2024.

The table below summarizes all compensation paid to the directors of LCNB for their services as directors during fiscal year 2024.

Director Compensation
Name	Fees Earned or Paid in Cash ($)(1)	Equity Grant ($)(2)	Total ($)
Eric J. Meilstrup	$0	$0	$0
Spencer S. Cropper	$53,010	$17,000	$70,010
Steve P. Foster	$38,840	$17,000	$55,840
Stephen P. Wilson	$36,240	$17,000	$53,240
Mary E. Bradford	$43,000	$17,000	$60,000
William (“Rhett”) G. Huddle	$38,840	$17,000	$55,840
Craig M. Johnson	$41,760	$17,000	$58,760
Michael J. Johrendt	$36,660	$17,000	$53,660
William H. Kaufman	$30,000	$17,000	$47,000
Robert A. Bedinghaus	$36,240	$17,000	$53,240
Anne E. Krehbiel	$40,260	$17,000	$57,260
Takeitha W. Lawson	$36,760	$17,000	$53,760

(1)

The compensation paid to the directors of LCNB includes committee fees as follows: S. Cropper, $6,760; S. Foster, $8,840; S. Wilson, $6,240; M. Bradford, $13,000; W. Huddle, $8,840; C. Johnson, $11,760; M. Johrendt, $6,660; R. Bedinghaus $6,240 A. Krehbiel, $10,260; and T. Lawson, $6,760. Mr. Kaufman is not an independent director, so he does not receive committee fees. Mr. Meilstrup is an employee, so he does not receive any fees for director service.

(2)	The directors, in addition to their annual retainer and committee fees, receive an equity retainer grant valued at $17,000.

The Company has an Audit Committee that serves in a dual capacity as the Audit Committee of the Bank. The Audit Committee met a total of 6 times in 2024. All of the members of the Audit Committee meet the definition of independent director set forth in NASDAQ Listing Rule 5605(a)(2). The Audit Committee is responsible for engaging independent auditors, reviewing with the independent auditors the plans and results of the audit, and reviewing the adequacy of the Bank’s internal accounting controls. The Board of Directors of the Company has adopted a written charter for the Audit Committee. The Audit Committee Charter is available online at https://www.lcnbcorp.com/corporate-profile/corporate-governance/default.aspx.

The Bank also has a Compensation Committee, Nominating Committee, Trust Committee, Pension Committee, Board Loan Committee, and Technology Committee. Each of these committees meet as needed. The Trust Committee reviews the various trusts accepted by the Trust Department of the Bank, reviews trust investments and advises the trust officers in department operations. The Pension Committee reviews the Bank’s defined benefit pension plan. The Board Loan Committee reviews the lending procedures of the Bank and reviews and approves requests for loans in excess of the established lending authority of the officers of the Bank. The Bank Technology Committee evaluates the effectiveness of the current and future technology the bank is utilizing.

During 2024, the Nominating Committee consisted of six of the Company’s independent directors (as defined in NASDAQ Listing Rule 5605(a)(2)). The Nominating Committee met 4 times in 2024. Decisions concerning nominees for the Board of Directors will be made by the Nominating Committee and ratified by the entire Board. The Board has not adopted a policy with respect to minimum qualifications for board members. However, in making its nominations, the committee considers, among other things, an individual’s business experience, industry experience, financial background, breadth of knowledge about issues affecting the Company, time available for meetings and consultation regarding Company matters and other particular skills and experience possessed by the individual. Please see the narrative under the heading “Director and Nominee Qualifications” beginning on page 21 of this Proxy Statement for additional discussion of the nomination process. The Board of Directors has adopted a written charter for the Nominating Committee Charter and is available online at https://www.lcnbcorp.com/corporate-profile/corporate-governance/default.aspx.

Historically, the Company has not engaged third parties to assist in identifying and evaluating potential director nominees, but would do so in those situations where particular qualifications are required to fill a vacancy and the Board’s contacts are not sufficient to identify an appropriate candidate.

The Company does not have a formal written policy regarding consideration of director candidate recommendations from its shareholders. Any recommendations received from shareholders will be evaluated in the same manner that potential nominees suggested by Board members are evaluated. The Company does not intend to treat shareholder recommendations in any manner different from other recommendations. Shareholders may send director nomination recommendations to Spencer S. Cropper, Chairman of the Board at P.O. Box 59, Lebanon, Ohio 45036.

The Bank has a designated Compensation Committee, which met 6 times in 2024. The Board of Directors of the Company has adopted a written charter for the Compensation Committee and is available online at https://www.lcnbcorp.com/corporate-profile/corporate-governance/default.aspx. During 2024, the Compensation Committee consisted of six independent directors. The committee makes compensation recommendations to the Board of Directors for consideration, as further described in the “Compensation of Executive Officers” section below.

For the year ending December 31, 2024, committee membership was as follows:

Name	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee	Pension Committee	Board Loan Committee	Trust Committee(2)	Technology Committee(2)
Eric J. Meilstrup				X
Spencer S. Cropper	X(1)	X	X	X
Steve P. Foster				X	X	X
Robert A. Bedinghaus						X
Mary E. Bradford	X	X	X				X
Stephen P. Wilson				X		X
William G. Huddle					X	X
Craig M. Johnson	Chair(1)	X	X
Michael J. Johrendt		X	Chair
William H. Kaufman
Anne E. Krehbiel	X	Chair	X
Takeitha W. Lawson	X	X	X
Michael R. Miller						X
Bradley A. Ruppert						X
Robert C. Haines II				X			X
Total Members	5	6	6	5	2	13(3)	17(4)

(1)	Spencer S. Cropper and Craig M. Johnson served as the financial experts as defined by the Item 407 of Regulation S-K and NASDAQ Listing Rule 5605(c)(2)(A).
(2)	Both the Trust Committee and the Technology Committee are non-Board committees on which directors and named executive officers serve.
(3)	Committee additionally includes 7 employee members who are neither directors nor named executive officers.
(4)	Committee additionally includes 15 employee members who are neither directors nor named executive officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As disclosed above, the members of the Compensation Committee for fiscal year 2024 were Anne E. Krehbiel (Chair), Spencer S. Cropper, Mary E. Bradford, Michael J. Johrendt, Takeitha W. Lawson and Craig Johnson. In 2024, no executive officer of the Company served on the board of directors or compensation committee of any entity that compensates any member of the Company’s Compensation Committee, nor were any members of the Compensation Committee previously an officer of the Company.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

The Compensation Discussion and Analysis (“CD&A”) explains our executive compensation program for our named executive officers listed below (the “NEOs”), which include our (i) Chief Executive Officer, (ii) Chief Financial Officer, and (iii) our three other most highly-compensated executive officers who were serving as executive officers at the end of 2024. The NEOs for 2024 were:

●	Eric J. Meilstrup, President and Chief Executive Officer
●	Robert C. Haines II, Executive Vice President and Chief Financial Officer
●	Michael R. Miller, Executive Vice President, Trust Officer
●	Bradley A. Ruppert, Executive Vice President, Trust Officer, Chief Investment Officer
●	Lawrence P. Mulligan Jr., Executive Vice President, Chief Operating Officer

The CD&A also describes the process followed by the Compensation Committee (the “Committee”) for making pay decisions, as well as its rationale for specific decisions related to executive compensation. LCNB has no direct employees. All officers and other employees performing services for LCNB are employees of the Bank. The Compensation Committee is a committee of the Board of Directors, composed solely of independent directors, and is responsible for developing the Bank’s executive compensation principles, policies and programs. The Committee determines the compensation for the Chief Executive Officer and approves the compensation to be paid to the other NEOs. The Committee consults with Eric J. Meilstrup, President and Chief Executive Officer, concerning executive officer compensation; however, he does not participate in the deliberations regarding his own compensation.

2024 Executive Compensation Highlights

Our executive compensation programs are designed to align the interests of our NEOs with those of our shareholders. Based on our performance, findings from the 2024 Executive Compensation Review (discussed later in the CD&A), and our commitment to linking pay and performance, the Committee made the following executive compensation decisions for fiscal year 2024. For more detail, please continue to read this CD&A:

●	Base Salaries: Base salaries were increased approximately 6% for each NEO, effective January 2024.
●

2024 Short-Term Incentives/Cash Bonuses: Based on our 2024 company financial performance, the NEOs earned short-term incentives equal to 0% of base salary. However, based on their individual performance, all NEOs, with the exception of Mr. Meilstrup, received an incentive equal to 5% of base salary. The target payout amount was set at 8.5% of base salary with the maximum opportunity set at 25% of base salary based on return on average assets (“ROAA”) with the potential to earn an additional 5% of salary based on individual performance (total of 13.5% of salary at target performance and 30% of salary at maximum performance).

●	2024 Long-Term Incentives: Equity grants were issued at 12% of base salary for NEOs. The target amount was set at 20% of base salary with the maximum opportunity set at 40% of base salary.

Summary of Executive Compensation Practices

Our executive compensation program includes the following practices and policies, which we believe promote sound compensation governance and are in the best interests of our shareholders:

What We Do
●	Periodically, compare our NEO compensation levels to the market and take these results into consideration when making compensation related decisions.
●	Provide our NEOs with a performance-based cash incentive plan on an annual basis.
●	Grant full-value equity to each of our NEOs with multi-year vesting provisions.
●	Provide each of our NEOs with deferred compensation programs to encourage retention and promote stability in our executive group.
●	Utilize the assistance of an outside independent compensation consultant to assist our Compensation Committee with gathering market data and best practices information.

What Guides Our Compensation Programs

The primary objectives of LCNB’s executive officer compensation programs are to:

●

Provide a direct link between executive officer compensation and the interests of LCNB and LCNB’s shareholders by making a portion of executive officer compensation dependent upon the financial performance of LCNB.

●	Support LCNB’s annual and long‑term goals and objectives as determined by the Board by linking these goals to the incentive compensation programs for the executive officers.
●

Establish base salaries between the 25th and 75th percentiles of market for comparable positions within a peer group of companies in the banking industry. If an executive officer is meeting performance expectations, he or she will likely have a base salary level near the market median. In addition, if an executive officer is experienced, high performing, performing significant additional duties, or brings a specific knowledge base to the organization, he or she may have a salary level near the 75th percentile of market. If an executive is new to a position or recently promoted they may have a salary level closer to the 25th percentile of the market.

●

Provide executive officers with incentive (cash and equity) compensation opportunities designed to pay total compensation levels that are somewhere between the 25th and 75th percentiles of the market depending on the performance of LCNB and the individual executive officer.

●	Provide long-term incentives/equity and deferred compensation plans and arrangements that encourage the retention of our proven team of executive officers.

The total compensation package for our NEOs includes: (i) base salary, (ii) annual cash incentives, and (iii) equity grants (restricted stock) based on performance. Some NEOs are also provided with a non-qualified deferred compensation program that strongly supports retention and provides for benefits after retirement. The NEOs also receive other employee benefits generally available to all employees.

The NEOs of the Bank are employed “at will” without severance agreements or employment contracts. Currently, the Company believes that its compensation levels and structure, as well as the Company’s culture and intangibles alleviate the need for the Company to utilize employment agreements with its NEOs.

Beginning in 2020, the Committee decided to propose a say-on-pay vote. The Board of Directors proposed to amend the say-on-pay and frequency vote every year and recommended shareholder approval in 2022. Based on that recommendation, the shareholders voted to conduct a say-on-pay vote annually as a part of the 2022 annual meeting. Therefore, the next advisory shareholder vote on the compensation of LCNB’s NEOs will occur at the 2025 annual meeting.

The Committee and the Company’s Board of Directors believe that the Company’s executive compensation has been appropriately tailored to its business strategies, aligns pay with performance, and reflects best practices regarding executive compensation. The Committee will continue to consider shareholder sentiments about the Company’s core principles and objectives when determining executive compensation.

Engagement of Independent Compensation Consultant

The Compensation Committee has the sole authority to engage the services of any compensation consultant or advisor. Since 2013, the Committee has periodically engaged the services of Blanchard Consulting Group (“BCG”), an independent compensation consulting company focused on the banking industry. BCG was hired directly by the Compensation Committee and does not provide any other services to LCNB beyond independent compensation consulting services. The Committee considered all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Securities Exchange Act of 1934 in determining that BCG’s work does not raise a conflict of interest. BCG reports directly to the Committee, and management has not retained its own consultant. BCG periodically attends meetings of the Committee, physically or by phone, and with or without management present. BCG assists the Committee in, among other things, analyzing current compensation conditions in the marketplace generally and among our peers specifically, and assessing the competitiveness and appropriateness of compensation levels for our NEOs and Directors. For the Committee’s use in 2024, BCG produced a comprehensive review of executive compensation. The 2024 review evaluated LCNB’s executive compensation in comparison to a custom peer group, as well as against regional and national banking surveys and BCG database information. In 2023, the Committee engaged BCG to conduct a director compensation review that was used to assist with comparisons to market of LCNB’s 2024 director compensation levels as well as provide compensation data to assist with 2025 director compensation related decisions. It is the intent of the Committee to continue to alternate the Executive and Board compensation reviews on an every-other-year basis going forward

Peer Group Banks – 2024 Executive Compensation Study

The peer group banks utilized in the 2024 executive compensation review performed by BCG included the following banks. This represents an update to the peer group utilized in the 2023 director compensation review and historical compensation studies performed by BCG. The peer group was updated to reflect merger and acquisition activity and to include companies that most closely match LCNB:

Peoples Financial Services Corp. (PA)	First Savings Financial Group, Inc. (IN)
Civista Bancshares, Inc. (OH)	Finward Bancorp (IN)
Farmers & Merchants Bancorp, Inc. (OH)	Norwood Financial Corp. (PA)
Macatawa Bank Corporation (MI)	Isabella Bank Corporation (MI)
ACNB Corporation (PA)	CF Bankshares Inc. (OH)
Citizens & Northern Corporation (PA)	FNCB Bancorp, Inc. (PA)
ChoiceOne Financial Services, Inc. (MI)	Middlefield Banc Corp. (OH)
Fidelity D & D Bancorp, Inc. (PA)	SB Financial Group, Inc. (OH)
Citizens Financial Services, Inc. (PA)	Codorus Valley Bancorp, Inc. (PA)

For the 2024 review of executive compensation against benchmarking data, the Committee reviewed the following summary by BCG:

●	Total Cash Compensation = Base Salary + Annual Cash Incentives / Bonus;
●	Direct Compensation = Total Cash Compensation + Current Year Equity Awards; and
●	Total Compensation = Direct Compensation + Other Compensation + Retirement Benefits / Perquisites

BCG’s 2024 assessments of LCNB’s executive compensation practices concluded that:

●	Based on LCNB’s compensation goals and current asset size, comparisons to the peer group/market 50th percentile were appropriate;
●	Base Salary compensation of the NEOs was within a market competitive range (defined as +/- 15% of the market 50th percentile) for each of the NEOs compared to peer;
●	“Total Cash Compensation” of the NEOs was generally competitive compared to peer;
●	“Direct Compensation” positioning versus market generally decreased for the NEOs; however, remained within the market competitive range; and
●	“Total Compensation” positioning varied for the NEOs, but supports that LCNB offers competitive executive benefits.

Annual Base Salaries

For 2024, the Committee considered the market data provided in BCG’s 2024 executive compensation report. This included market salary data from a peer group of publicly traded banks along with various banking industry surveys. When setting each NEOs annual salary, the Committee starts at the median salary for an equivalent position in the market, and adjusts the salary for each NEO based upon such officer’s history with the Company, experience overall, and general skill level (as discussed in our guidelines previously). Additionally, the Committee compares the individual performance of the executive measured against the Board of Directors’ previously determined subjective performance objectives for each executive for the previous year. Taking into consideration all of these factors, the Committee sets each NEO’s salary. The table below shows a comparison of each NEO’s 2023 and 2024 salaries along with the increase percentage.

Name	2023 Base Salary	2024 Base Salary	Percent Increase
Eric J. Meilstrup	$431,000	$470,000	9.0%
Robert C. Haines II	$268,000	$282,000	5.2%
Michael R. Miller	$268,000	$282,000	5.2%
Bradley A. Ruppert	$250,000	$264,000	5.6%
Lawrence P. Mulligan Jr.	$242,000	$254,000	5.0%

Incentive Compensation

In addition to the payment of base salary and the provision of standard employee benefits, the Company’s NEOs have the opportunity to earn additional compensation in the form of annual performance-based cash incentives and performance-based equity grants.

Annual Cash Incentives

On January 22, 2024, the Committee recommended to the Board of Directors new performance measures under the annual cash incentive program. The program is designed to reward NEOs for meeting certain goals set annually by the Committee. The NEOs may earn a target payout amount of 8.5% of base salary with the maximum opportunity set at 25% of base salary based on ROAA. In addition, the NEOs have the potential to earn an additional 5% of salary based on individual performance (total of 13.5% of salary at target performance and 30% of salary at maximum performance). All annual cash incentives are subject to the Company’s Clawback Policy, as it may be amended from time to time, and is described in further detail under the heading “Clawback Policy.”

The individual performance goals are tied to each NEO’s strategic planning goals as defined in the LCNB Strategic Plan.

The individual performance measures are unique to each NEO and consist of quantitative and qualitative measures. The individual objectives were designed to complement LCNB’s corporate goals and strategic plan for 2024, particularly the Board’s goals related to overall growth of LCNB. These individual objectives, which are described below, are designed to grow core earnings while managing risk, which will, in turn, promote the long-term interests of LCNB’s shareholders. The Committee believes that these goals properly incentivized the NEOs to implement and attain the long-term strategic objectives of LCNB, including overall growth and high performance of key metrics.

The Committee establishes goals for the CEO and delegates establishing goals for the remainder of the NEOs to the CEO. Individual performance goals were established for each NEO by the CEO, the nature of which differed depending upon the NEO’s job responsibilities. The individual performance goals included:

(i)

for Mr. Meilstrup, setting, refining and executing the strategic direction of LCNB; hiring and developing the senior management team and building a client-focused culture; and promoting LCNB externally to shareholders, stock analysts and potential acquisition targets;

(ii)

for Mr. Haines, developing robust financial reporting, branch profitability, line of business profitability and pricing model accuracy; executing LCNB’s strategic plan, balancing acquisitions and organic growth; and strengthening communications among executive management, directors and investors regarding financial performance and future risks and opportunities of LCNB;

(iii)

for Mr. Miller, managing the growth of the Bank’s Wealth Management area and communicate and assist the trust officers with attaining or exceeding the budgeted goal; participating as a member of the Bank’s trust committee with a goal of helping to monitor compliance with the current bank regulations; participating as a member of the Bank’s senior management team; executing LCNB’s strategic plan; and promoting the Bank in the communities that the Bank serves;

(iv)

for Mr. Ruppert, supervise and maximize the return on the security portfolios of the holding company, the Bank, and the trust department; participate as a member of the Bank’s trust committee with a goal of helping to monitor compliance with the current bank regulations; encourage and supervise the Bank’s brokerage operation; support shareholder relations by acting as one of LCNB’s primary contacts with LCNB’s transfer agent; participate as a member of the Bank’s senior management team; executing LCNB’s strategic plan and promoting the Bank in the communities that the Bank serves; and

(v)

for Mr. Mulligan, manage the growth of the Bank’s deposit portfolio to attain or exceed the budgeted goal while managing and cultivating  the products and services that support attaining those goals; participating in Bank Committees to ensure compliance with the current bank regulations; leading the Bank’s efforts in coordinating and managing the Bank’s DEI efforts; encouraging and managing the Bank’s marketing plan; participating as a member of the Bank’s senior management team; executing LCNB’s strategic plan and promoting the Bank in the communities that the Bank serves.

Achievement For 2024

For 2024, the Return on Average Assets, adjusted for tax-effected merger related costs was .75%, earning a 0% cash incentive for each NEO. Additionally, each NEO with the exception of Mr. Meilstrup, earned an additional 5% cash incentive for achieving their individual performance goals. In total, the cash incentive award earned by each NEO was 5% of salary (0% of salary for Mr. Meilstrup) representing below targeted performance.

Equity Incentives

At the 2015 annual meeting of shareholders, the Company’s shareholders voted to approve the 2015 Ownership Incentive Plan (the “2015 Plan”). The 2015 Plan replaced the previous equity plan that expired in 2012. The 2015 Plan is a result of significant discussions, market analysis, and cost modeling. All awards granted under the 2015 Plan are subject to the Company’s “Clawback Policy” as it may be amended from time to time. During fiscal year 2024, 15,695 equity awards were granted to NEOs under the 2015 Plan based on the achievement of the 2023 performance metrics.

In 2022, the Committee recommended to the Board of Directors the implementation of specific performance measures with respect to future equity grants under the 2015 Plan. In 2024, the Board of Directors used the following metrics to determine the equity grants for the NEOs: (i) earnings per share, (ii) efficiency ratio, (iii) return on average assets, and (iv) total assets under management growth, which were based on the Board approved budget. The Committee established a range of awards based on the achievement of the goals. The awards are calculated using a percentage that is applied to each NEO’s salary to arrive at a calculated number of shares. The NEOs’ targets are set at 20% of salary and a maximum of 40% of salary. The dollar amounts that are earned are converted to a specific number of shares based on the value of the shares on the date of grant. The shares will be granted from the 2015 Plan that was approved by LCNB’s shareholders. The Committee does not take material nonpublic information into account when determining the timing and terms of an option award.

Equity Grants Based on Achievement For 2024 Performance

For 2024, LCNB earned $0.88 per share, had a 77.77% efficiency ratio, a 0.57% ROAA, and assets under management growth of 8.94%. This translated into an equity grant award of 12.0% of base compensation for each NEO, which represented below target performance compared to the plan target.

Other Compensation

The Company also provides other compensation to the NEOs as it determines is necessary or advisable. Each NEO receives payments for health insurance and long-term disability, as the Committee has decided that such small perquisites aid in the retention of the NEOs.

In addition, the Bank maintains a non-qualified deferred compensation benefit plan which permits NEOs to defer all or a portion of their cash bonus/incentives, as well as certain defined benefit plans and contributions, as further detailed below.

Stock Trading Policy: Hedging & Pledging

The Company does not currently have a hedging policy in place to limit or permit employee or director trading in securities.

Stock Ownership Guidelines and Holding Requirements for Executive Officers

While we do not set strict targets for ownership of our stock, we strongly encourage ownership of the Company’s stock to all employees and expect our NEOs to set positive examples. All equity awards, whether in the form of restricted share awards or stock option awards, carry a vesting period. This requires the executive’s continued employment to fully realize value from such awards, and most equity awards have a 5-year vesting schedule.

Clawback Policy

The Company continues to utilize a “Clawback” provision with respect to the 2024 cash incentive plan and equity awards granted under the 2015 Plan, which incorporates an underlying Amended & Restated Clawback Policy (the “Clawback Policy”). The Clawback Policy allows the Company to recoup incentive compensation amounts paid to employees if these amounts were paid based on misstated financials, or if the employee commits significant misconduct. Under the Clawback Policy, the Company is required to recover, reasonably promptly, the amount of erroneously awarded incentive-based compensation in the event that the Company is required to prepare an accounting restatement due to a material error in financial statements or that would result in a material misstatement or that in the event of fraudulent behavior by a covered executive. The Clawback Policy may be amended and restated from time to time in order to comply with relevant law.

Analysis of Total Mix of Compensation

The Board of Directors feel that the combination of making annual cash incentive/bonus payments based upon specific goals for each NEO and separate cash incentive/bonus payments tied to earnings goals for the Company provide the necessary incentives to reach the Company’s objectives. The cash incentive payments and the base salary together can provide the NEOs with a compensation package that is competitive with peers. Additionally, the 2015 Plan provides the Company with the ability to better balance executive compensation between short-term components (base salary and annual cash incentives) and longer-term components (equity incentives) by providing the Committee with the ability to grant equity awards. In recent years, equity grants in the form of restricted shares have provided additional variable compensation that promotes retention and ties the NEOs interests to the shareholders of the Company. Another longer-term compensation program that is available to NEOs is the non-qualified deferred compensation benefit plan. We feel that our NEOs have valuable compensation components available at various levels that promote short-term, mid-term, and long-term achievement of goals and financially reward our NEOs for accomplishing the goals of the Company.

Forward Looking Statements

The information discussed in our Compensation Discussion and Analysis contains statements regarding future individual and Company performance measures, targets, and other goals. These goals are disclosed in the limited context of our executive compensation program and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Executive Compensation: Compensation Tables

The following summary compensation table summarizes, for the fiscal years indicated, all annual compensation earned by or granted to the NEOs. The NEOs are employees of the Bank. The Bank is a wholly-owned subsidiary of LCNB.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary($)	Restricted Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation($)	Non-Qualified Deferred Compensation Earnings($)	All Other Compensation ($)	Total ($)
Eric J. Meilstrup	2024	470,000	84,045	N/A	0	6,476(2)	38,168(3)	598,689
President and Chief Executive Officer	2023	431,000	154,050	N/A	40,945	156,800	38,807	821,601
	2022	395,000	102,000	N/A	52,275	4,893	44,754	598,921
Robert C. Haines II	2024	282,000	34,840	N/A	14.100	2,569(2)	33,268(3)	366,778
Executive Vice President and	2023	268,000	65,000	N/A	38,860	78,167	31,753	481,780
Chief Financial Officer	2022	250,000	45,600	N/A	33,200	1,970	32,262	363,032
Michael R. Miller	2024	282,000	34,840	N/A	14,100	2,424(2)	19,031(3)	352,395
Executive Vice President and Trust Officer	2023	268,000	65,000	N/A	38,860	982	17,481	386,687
	2022	250,000	45,600	N/A	33,200	1,569	17,580	347,949
Bradley A. Ruppert	2024	264,000	32,500	N/A	13,200	1,379(2)	28,676(3)	339,756
Executive Vice President, Trust Officer,	2023	250,000	60,320	N/A	36,250	52,245	27,502	426,318
Chief Investment Officer	2022	232,000	42,000	N/A	30,791	1,089	26,371	332,251
Lawrence P. Mulligan Jr.	2024	254,000	31,460	N/A	12,700	1,195(2)	15,571(3)	314,926
Executive Vice President and	2023	242,000	58,240	N/A	35,090	459	14,527	350,316
Chief Operating Officer	2022	224,000	40,400	N/A	29,644	664	12,002	306,710

(1)

See “Terms of Restricted Share Grants” below for a description of the terms of the grants of restricted shares shown in the Restricted Stock Awards column. The amounts in the Restricted Stock Awards column are the aggregate grant date fair values computed in accordance with FASB ASC Topic 718. Assumptions used in determining fair value are disclosed in the footnote “Stock-Based Compensation” located in LCNB’s Annual Report in Form 10-K for the year ended December 31, 2024.

(2)

Includes above market interest paid on the non-qualified deferred compensation plan as follows: Mr. Meilstrup, $6,476; Mr. Haines, $2,569; Mr. Miller, $2,424; Mr. Ruppert, $1,379; and Mr. Mulligan, $1,195. The above market interest rate is calculated by subtracting 120% of the federal long-term rate (5.36%) from the rate paid by the Bank on the deferred compensation funds (currently 8%). The resulting difference of 1.57% was used to calculate the above market interest disclosed in the above table.

(3)

Includes health and long-term disability payments as follows: Mr. Meilstrup, $11,096; Mr. Haines, $11,694; Mr. Miller, $9,405; Mr. Ruppert, $8,573; and Mr. Mulligan, $9,439. Includes auto allowance for Mr. Meilstrup of $2,123. Includes 401(k) contributions for Mr. Meilstrup, $24,949; Mr. Haines, $21,574; Mr. Miller, $9,626; Mr. Ruppert, $20,103; and Mr. Mulligan, $6,133.

Terms of Restricted Share Grants. All of the grants of restricted shares listed in the above table vest annually in five equal installments over a five-year period beginning on the first anniversary of the grant date; provided, however, that: (a) the respective grantee remains employed through the applicable vesting date, and (b) vesting will be accelerated upon the grantee’s death, incapacity or retirement (after attaining the age of 65). Upon a change of control of the Company as defined in the 2015 Plan, 100% of the restricted shares will vest if at any time during the three months prior to the effective date of any change of control to the first anniversary of such change of control: (a) the grantee’s employment is terminated without cause, or (b) the grantee terminates employment for good reason. The grantees are eligible to receive dividends and other distributions declared by the Company on the restricted shares.

Pay Ratio Disclosure

Eric J. Meilstrup, LCNB’s CEO, had an annual total compensation of $598,689 in 2024, as reflected in the Summary Compensation Table above. We estimate that the median annual compensation for all LCNB employees, excluding our CEO, was $46,893 for 2024. Taking this into account, we estimate that Mr. Meilstrup’s annual total compensation was approximately 12.77 times that of the median annual compensation for all employees.

Plan-Based Awards

The following table summarizes for fiscal year 2024 each grant of an award under the Company’s non-equity incentive plan and equity incentive plan to the NEOs.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Equity Incentive Plan Awards			All other stock awards: Number of shares of stock or units	Grant Date Fair Value of Stock Awards
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	($)
Eric J. Meilstrup	1/26/24		63,450	141,000		6,213	12,426
	3/4/24							6,059	84,045
Robert C. Haines II	1/26/24		38,070	84,600		3,728	7,445
	3/4/24							2,512	34,840
Michael R. Miller	1/26/24		38,070	84.600		3,728	7,445
	3/4/24							2,512	34,840
Bradley A. Ruppert	1/26/24		35,640	79,200		3,490	6,980
	3/4/24							2,343	32,500
Lawrence P. Mulligan Jr.	1/26/24		34,290	76,200		3,358	6,715
	3/4/24							2,268	31,460

(1)	Although the Estimated Future Payouts are provided in the table, the awards were granted in 2024 and are disclosed in the “Summary Compensation Table.”

Outstanding Equity Awards

The following table summarizes, as of the end of fiscal year 2024 for each of the NEOs, information concerning unexercised options and unvested stock and equity incentive plan awards.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#) (1)	Market Value of Shares or Units of Stock that have not Vested ($) (7)
Eric J. Meilstrup					960(2)	$14,528
					2,243(3)	$33,940
	N/A	N/A	N/A	N/A	3,179(4)	$48,104
					6,908(5)	$104,518
					6,059(6)	$91,673
Robert C. Haines II					427(2)	$6,457
					1,016(3)	$15,372
	N/A	N/A	N/A	N/A	1,421(4)	$21,506
					2,914(5)	$44,095
					2,512(6)	$35,450
Michael R. Miller					427(2)	$6,457
					1,016(3)	$15,372
	N/A	N/A	N/A	N/A	1,421(4)	$21,506
					2,914(5)	$44,095
					2,512(6)	$35,450
Bradley A. Ruppert					380(2)	$5,746
					930(3)	$14,077
	N/A	N/A	N/A	N/A	1,309(4)	$19,808
					2,705(5)	$40,924
					2,343(6)	$35,450
Lawrence P. Mulligan Jr.					363(2)	$5,489
					892(3)	$13,502
	N/A	N/A	N/A	N/A	1,259(4)	$19,055
					2,612(5)	$39,520
					2,268(6)	$34,315

(1)	Represents the number of restricted share awards that have not vested as of December 31, 2024.
(2)	Represents restricted shares awarded by the Board of Directors on February 18, 2020 pursuant to the Plan.
The restricted shares vest annually in five equal installments beginning on February 18, 2021.
(3)	Represents restricted shares awarded by the Board of Directors on February 23, 2021 pursuant to the Plan.
The restricted shares vest annually in five equal installments beginning on February 23, 2022.
(4)	Represents restricted shares awarded by the Board of Directors on February 22, 2022 pursuant to the Plan.
The restricted shares vest annually in five equal installments beginning on February 22, 2023.
(5)	Represents restricted shares awarded by the Board of Directors on January 23, 2023 pursuant to the Plan.
The restricted shares vest annually in five equal installments beginning on January 23, 2024
(6)	Represents restricted shares awarded by the Board of Directors on March 4, 2024 pursuant to the Plan.
The restricted shares vest annually in five equal installments beginning on March 4, 2025.
(7)	Represents the value of the unvested restricted stock awards based on the Company’s closing stock price on December 31, 2024 of $15.13.

Option Exercises and Stock Vested

The following table summarizes for fiscal year 2024 all exercises of options and vesting of stock awards for each of the NEOs.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Eric J. Meilstrup	N/A	N/A	4,672	70,687
Robert C. Haines II	N/A	N/A	2,230	33,734
Michael R. Miller	N/A	N/A	2,230	33,734
Bradley A. Ruppert	N/A	N/A	2,003	30,305
Lawrence P. Mulligan Jr.	N/A	N/A	1,682	25,455

Defined Benefit Plan Disclosure

In 1954, the Bank adopted the LCNB National Bank Employees Pension Plan (the “Pension Plan”) a defined benefit plan. Employees hired on or after January 1, 2009 are not eligible to participate in the Pension Plan, however, some employees that were hired before that date continue to participate in the Pension Plan. Effective February 1, 2009, employees whose age plus vesting service equaled 55 to 64 will receive a monthly retirement benefit equal to 40% of the participant’s average monthly compensation. Employees whose age plus vesting service equaled less than 55 will receive a monthly retirement benefit equal to 30% of the participant’s average monthly compensation. A participant’s average monthly compensation is based on the five consecutive years of a participant’s employment with the Bank that produce the highest monthly average. Benefits are not reduced by Social Security payments or by payments from other sources and are payable in the form of a life annuity (ten years certain).

All employees that are not eligible for the defined benefit plan are eligible to participate in the Company’s enhanced 401(k) plan. Employees receive a 50% employer match on their contributions into their 401(k) plans, up to a maximum LCNB contribution of 3% of each individual employee’s annual compensation.

Certain former highly compensated employees are eligible to participate in a nonqualified defined benefit retirement plan. The nonqualified plan ensures that participants receive the full amount of benefits to which they would have been entitled under the noncontributory defined benefit retirement plan in the absence of limits on benefit levels imposed by certain sections of the Internal Revenue Code.

The following table summarizes, as of the end of fiscal year 2024 for each of the NEOs, information concerning each plan that provides for payments or other benefits at, following, or in connection with retirement.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
Eric J. Meilstrup	Defined Benefit Plan	34	690,899	None
Robert C. Haines II	Defined Benefit Plan	29	318,284	None
Michael R. Miller	N/A	N/A	N/A	None
Bradley A. Ruppert	Defined Benefit Plan	16	166,415	None
Lawrence P. Mulligan Jr.	N/A	N/A	N/A	None

The Defined Benefit Plan’s actuarial assumptions used in 2024 included a discount rate of 5.54%, an expected long-term rate of return for Plan assets of 5.54% and a future compensation rate increase of 3%. The expected long-term rate of return on Plan assets was determined using historic returns on investments, adjusted for expected long-term interest rates.

The following table summarizes, as of the end of fiscal year 2024, for each of the NEOs, information concerning each defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Eric J. Meilstrup	40,945	None	34,100	None	445,318
Robert C. Haines II	19,430	None	13,531	None	176,931
Michael R. Miller	29,145	None	12,711	None	167,756
Bradley A. Ruppert	9,063	None	7,263	None	94,873
Lawrence P. Mulligan Jr.	17,545	None	6,297	None	82,937

(1)	The NEOs contributions are also included in the Summary Compensation Table under Non-Equity Incentive Plan Compensation.
(2)

The portion of the Aggregate Earnings is also included in the Summary Compensation Table under Non-Qualified Deferred Compensation Earnings because the Bank is paying an above market rate on the aggregate balances that the NEOs have deferred. Those amounts for each NEO are: Mr. Meilstrup, $6,476; Mr. Haines, $2,569; Mr. Miller, $2,424; Mr. Ruppert, $1,379; and Mr. Mulligan, $1,195.

The Bank has a benefit plan which permits NEOs to defer all or a portion of their cash bonus. The deferred compensation balance, which accrues interest at 8% annually, is distributable in cash after retirement or termination of employment either in one lump sum payment or ten equal payments over a period of ten years, in the discretion of the executive officer. Through the Compensation Committee, the LCNB Board of Directors determines the interest rate that will be used to calculate earnings under the plan.

Termination and Change in Control Payments

The Company does not have employment agreements with its NEOs. All NEOs are employees at will and a termination of any of the NEOs as of December 31, 2024 would not have triggered any payment obligations of the Company under their employment arrangements. However, under some of the Company’s other benefit plans, the NEOs would have been entitled to receive payments if a termination or change in control happened on December 31, 2024.

The 2015 Ownership Incentive Plan (the “2015 Plan”) each contain a double-trigger change of control clause that accelerates vesting upon a change of control as follows: the period beginning three months prior to the effective date of any change of control of the Company and ending on the first anniversary of such a change of control, one hundred percent of the ownership incentives granted which have been outstanding for at least six months shall vest and be exercisable by the holder in the event that (a) the holder’s status as an employee is involuntarily terminated by the Company for any reason other than cause, or (b) the holder voluntarily terminates his status as an employee as the result of a material reduction in the holder’s duties, title, or compensation from the Company. Thus, if there was a change in control on December 31, 2024 and the NEOs were terminated or experienced material reductions in their duties, all of the ownership incentives held by the NEOs for longer than six months would vest.

Upon such events, the NEOs would have the following amount of restricted shares vest under the 2015 Plan:

NEO	Unvested Shares That Would Vest upon a CIC	Value of these shares as of Dec. 31, 2024
Eric J. Meilstrup	19,350	$292,762
Robert C. Haines II	8,291	$125,437
Michael R. Miller	8,291	$125,437
Bradley A. Ruppert	7,667	$116,005
Lawrence P. Mulligan Jr.	7,395	$111,880

The Deferred Compensation Plan provides that in the event of any termination of a NEO, or a change in control of the Company, the NEOs affected by the termination or change in control are entitled to receive the entire amount of the deferred compensation in their account as of the next valuation date after such event. The NEO may elect whether to receive the deferred compensation in one lump sum, or in annual payments over ten years. In the event that each of the NEOs experienced a termination event on December 31, 2024, each would be entitled to receive the following amounts under the Deferred Compensation Plan:

Eric J. Meilstrup	$445,318
Robert C. Haines II	$176,931
Michael R. Miller	$167,756
Bradley A. Ruppert	$94,873
Lawrence P. Mulligan Jr.	$82,937

For purposes of the Deferred Compensation Plan, a change in control would be deemed to have occurred if:

•	a person or group obtained control of 50% of the Company’s stock,
•	a person or group acquires 35% of the Company’s stock within a 12 month period,
•	a majority of the members of the Board of Directors are replaced within a 12 month period without the endorsement of a majority of the members of the board, or
•	any person or group acquires assets from the Company worth at least 40% of the fair market value of all of the assets of the Company.

For purposes of the 2015 Plan, a change in control would be deemed to have occurred if:

•	a person or group acquires ownership of the Company’s shares representing more than 50% of total fair market value or total voting power,
•	a majority of the members of the Board of Directors are replaced without their approval, or
•	one person or group acquires assets representing 50% or more of the total gross fair market value of all the assets of the Company.

Year	Summary Compensation Table Total for PEO(1)(2)	Compensation Actually Paid to PEO(3)	Average Summary Compensation Table Total for Non-PEO NEOs (4)	Average Compensation Actually Paid to Non-PEO NEOs(5)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (“TSR”)	Net Income (000’s)
2024	$598,689	$646,895	$343,464	$362,753	$103.00	$13,492
2023	$821,601	$665,222	$484,667	$392,382	$107.35	$12,628
2022	$598,921	$621,903	$344,912	$367,059	$122.53	$22,128

PAY VERSUS PERFORMANCE

(1)	Executives included in the Non-PEO averages for all years presented are; Mr. Haines, Mr. Miller, Mr. Ruppert, and Mr. Mulligan. Mr. Meilstrup is the PEO for all years presented.
(2)	Includes restricted stock awards with the value of $84,045 in 2024, $154,050 in 2023 and $102,000 in 2022.
(3)	Adjustments to determine compensation “actually paid” for the PEO included the following:

Adjustments to determine Compensation “Actually Paid” for PEO in US dollars	2024	2023	2022
Change in actuarial present value of the individual’s accumulated benefit under all defined benefit pension plans	6,476	156,800	4,893
Value of equity awards (stock awards or options) granted in the year	84,045	154,050	102,000
Value “actually received” as it relates to pension benefits	–	–	–
Service cost (and prior service cost)	32,000	28,000	36,000
Equity compensation	–	–	–
Awards granted in fiscal year (valued at December 31 of the relevant year)	91,673	136,174	95,382
Change of unvested awards (valued at December 31 of the relevant year)	(8,506)	(21,945)	(12,714)
Change of shares vested during year (valued at the applicable vesting date)	6,533	(2,723)	184
Dividends paid during year	17,027	14,966	11,023

(4)

Includes restricted stock awards in 2024 as follows: Mr. Haines, $34,840; Mr. Miller, $34,840; Mr. Ruppert, $32,500; and Mr. Mulligan, $31,460. In 2023, as follows: Mr. Haines, $65,000; Mr. Miller, $65,000; Mr. Ruppert, $60,320; and Mr. Mulligan, $58,240. In 2022 as follows: Mr. Haines, $45,600; Mr. Miller, $45,600; Mr. Ruppert, $42,000; and Mr. Mulligan, $40,400.

(5)	Adjustments to determine compensation “actually paid” for the Non-PEO NEOs included the following:

Adjustments to determine Compensation “Actually Paid” for Non-PEO NEO in US dollars	2024	2023	2022
Change in actuarial present value of the individual's accumulated benefit under all defined benefit pension plans	1,892	98,140	2,558
Value of equity awards (stock awards or options) granted in the year	33,410	63,830	44,700
Value “actually received” as it relates to pension benefits	–	–	–
Service cost (and prior service cost)	11,750	18,500	27,250
Equity compensation	–	–	–
Awards granted in fiscal year (valued at December 31 of the relevant year)	36,444	56,418	41,801
Change of unvested awards (valued at December 31 of the relevant year)	(3,452)	(9,991)	(6,341)
Change of shares vested during year (valued at the applicable vesting date)	2,983	(1,468)	57
Dividends paid during year	6,866	6,527	5,238

Comparison of Compensation Actually Paid to TSR and Net Income

Compensation actually paid to the PEO decreased by $27,519, or approximately 3.85%, in 2024. Average compensation actually paid to the remaining non-PEO NEOs decreased year-over-year by $7,984, or approximately 2.02%, in 2024. TSR decreased from $107.35 in 2023 to $103.00 in 2024, or approximately 4.06%. At the same time, Net Income increased from approximately $12,628,000 in 2023 to approximately $13,492,000 in 2024, or 6.84%. The results were affected by transaction costs associated by the merger of EFBI on April 12, 2024. Without the one-time costs, net income would have been $17,616,000 in 2024, or an increase of 39.5%.

The Board of Directors has determined that the calculation of incentive compensation using metrics that in turn, support Net Income and TSR, creates necessary incentives to reach the Company’s objectives.

TSR and Net Income are some indicators of LCNB’s overall performance that may impact the value of total compensation; however, other performance measures and factors are considered in setting NEO compensation. Please see the remainder of the Compensation Discussion and Analysis for additional information.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis contained in this Proxy Statement with management of the Company and, based on that review and those discussions, has recommended its inclusion in the Company’s annual report on Form 10-K and in this Proxy Statement.

The Compensation Committee of LCNB National Bank is comprised of the following persons:

Spencer S. Cropper	Takeitha W. Lawson
Anne E. Krehbiel	Mary E. Bradford
Craig M. Johnson	Michael J. Johrendt

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The independent registered public accounting firm selected by the Audit Committee for fiscal year 2024 was Plante & Moran, PLLC (“Plante Moran”). A representative of Plante Moran will be present at the Annual Shareholders Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed by Plante Moran for professional services rendered for the annual audit of the Company’s annual financial statements, the audit of the internal control over financial reporting and the reviews of the unaudited interim consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q were $402,500 for fiscal year 2023 and $513,520 for fiscal year 2024.

Audit-Related Fees

The aggregate fees billed by Plante Moran for assurance and related services that are reasonably related to the performance of the audit of the Company’s financial statements and not reported under the paragraph immediately above entitled “Audit Fees” were $69,500 for fiscal year 2023 and $2,000 for fiscal year 2024. Audit-related fees in 2023 and 2024 consisted of accounting consultation and other matters.

Tax Fees

There were no fees billed by Plante Moran for fiscal years 2023 or 2024 for professional services rendered for tax services, including any tax compliance, tax advice, or tax planning.

All Other Fees

There were no other fees of Plante Moran not included in “Audit Fee,” “Audit-Related Fees” or “Tax Fees” for the two most recent fiscal years.

As required by the Sarbanes-Oxley Act of 2002, the Audit Committee is responsible for the approval of all audit and permitted non-audit services performed by the independent public accountants for the Company. The entire Audit Committee determines whether to approve such services and, therefore, no other pre-approval policies or procedures are currently in place. The Audit Committee approved 100% of the audit and permitted non-audit services performed by Plante Moran. The Audit Committee has considered and ultimately determined that the provision of any of the non-audit or other services provided by Plante Moran to the Company is compatible with maintaining Plante Moran’s independence.

INFORMATION ABOUT THE 2025 VIRTUAL ANNUAL MEETING

We will continue to hold the annual meeting virtually via the Internet. Shareholders as of April 1, 2025, the record date, may attend, vote and submit questions virtually at our annual meeting by logging in at www.virtualshareholdermeeting.com/LCNB2025. For registered shareholders, the control number can be found on your proxy card or notice, or email you previously received. If you were a shareholder as of the close of business on the record date and have your control number, you may vote during the annual meeting by following the instructions available on the meeting website during the meeting.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the virtual annual meeting. To register, shareholders must submit the email from their broker and proof of their proxy power (legal proxy) reflecting their LCNB holdings, along with their name and email address, to Computershare at legalproxy@computershare.com. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 18, 2025. You will receive a confirmation email from Computershare of your registration.

Shareholders as of the record date who attend and participate in our virtual annual meeting will have an opportunity to submit questions live via the Internet during a designated portion of the meeting. Shareholders must have available their control number provided on their proxy card or notice.

If you are not a shareholder or do not have a control number, you may still access the meeting as a guest, but you will not be able to vote or submit questions.

If you experience any technical difficulties accessing the annual meeting or during the meeting, please call the toll-free number that will be available on our virtual shareholder login site (at www.virtualshareholdermeeting.com/LCNB2025) for assistance. We will have technicians ready to assist you with any technical difficulties you may have beginning fifteen minutes prior to the start of the annual meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on May 19, 2025. The proxy statement and annual report to security holders are available at http://www.lcnbcorp.com.

The proxy statement, annual report to security holders and form of proxy are being made publicly available, free of charge, on the aforementioned website, which will remain available through the conclusion of the Annual Meeting of Shareholders to be held on May 19, 2025 at 10:00 AM EDT.

2026 ANNUAL MEETING

In order for any shareholder proposals for the 2026 annual meeting of shareholders to be eligible for inclusion in the Company’s proxy statement relating to that meeting to be presented for shareholder action at that meeting, they must be received by the Secretary of the Company at P.O. Box 59, Lebanon, Ohio 45036, prior to December 22, 2025. Any proposal received after that date will be considered untimely. In order to timely propose nominees for inclusion in the Company’s proxy statement for the 2026 annual meeting, nominees must be submitted by April 6, 2026. Notice of solicitation of proxies in support of nominees other than the Company’s nominees must be provided by March 20, 2026. The form of proxy distributed by the Company with respect to the 2025 annual meeting of shareholders may include discretionary authority to vote on any matter which is presented to the shareholders at the meeting (other than management) if the Company does not receive notice of that matter at the above address prior to March 9, 2026.

OTHER MATTERS

The Board of Directors does not know of any other business to be presented at the meeting and does not intend to bring other matters before the meeting. However, if other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote thereon according to their best judgment in the interests of the Company.

By Order of the Board of Directors:

/s/ Eric J. Meilstrup
Eric J. Meilstrup
President & Chief Executive Officer

LCNB CORP.

2025 OWNERSHIP INCENTIVE PLAN

1.

Purposes: The purposes of this Plan are: (i) to secure for LCNB Corp. and its Subsidiaries (collectively, the “Company”) the benefits of incentives inherent in ownership of Shares by Eligible Persons; (ii) to encourage Eligible Persons to increase their interest in the future growth and prosperity of the Company and to stimulate and sustain constructive and imaginative thinking by Eligible Persons; (iii) to further the identity of interest of those who hold positions of major responsibility in the Company with the interests of the Company’s owners; and (iv) to enable the Company to compete with other organizations offering similar or other incentives in obtaining and retaining the services of competent, Eligible Persons.

2.	Definitions: Unless otherwise required by the context, the following terms when used in this Plan shall have the meanings set forth in this Section.

a.	Agreement: An Agreement between the Company and an Eligible Person which describes the form, number and terms of the Ownership Incentive(s) granted to an Eligible Person pursuant to the Plan.

b.

Appreciation Right: A right to receive cash having an aggregate value equal to the excess of the Fair Market Value of one Share on the date of exercise of such right over the Fair Market Value of one such Share on the date of grant of such right.

c.	Board of Directors: The Board of Directors of LCNB Corp.

d.	Cause: Cause shall mean the occurrence, as determined by the Committee in its sole and absolute discretion, of any of the following:

i.

the failure (other than a failure resulting from an Eligible Person’s incapacity due to physical illness) by an Eligible Person to perform such duties as are reasonably imposed on him by the Committee or responsible officer(s) of the Company in its or their sole and absolute discretion, the Eligible Person’s violation of the Plan, an Agreement or any applicable employment or consulting agreement, as determined by the Committee in its sole and absolute discretion.

ii.

the willful and continued engagement by an Eligible Person in conduct which the Eligible Person knows or reasonably should know is contrary to the best interests of the Company, as determined by the Committee in its sole and absolute discretion;

iii.

an Eligible Person’s conviction of a felony which involves moral turpitude or which materially impairs such Eligible Person’s ability to perform his or her duties with the Company as determined by the Committee in its sole and absolute discretion; or

iv.

the Eligible Person’s engaging in conduct which violates any applicable law, governmental regulation or governmental executive order, which could reasonably be expected to subject the Company to a material penalty or substantial damages (for example, but without limitation thereto, sexual harassment or illegal discrimination).

e.

Change of Control: The occurrence of the earliest to occur of any one of the following events on or after the adoption of this Plan by the Board of Directors: (i) one Person (or more than one Person acting as a group) acquires ownership of the Shares of the Company that, together with the Shares held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the Shares of the Company; provided, that, a Change of Control shall not occur if any Person (or more than one Person acting as a group) owns more than 50% of the total fair market value or total voting power of the Company's Shares and acquires additional Shares; (ii) one Person (or more than one person acting as a group) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) ownership of the Company's Shares possessing 50% or more of the total voting power of the stock of such corporation; (iii) a majority of the members of the Board of Directors are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board of Directors before the date of appointment or election; or (iv) one person (or more than one person acting as a group), acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately before such acquisition(s). For purposes of this definition, a “Person” shall mean any individual, firm, company, partnership, other entity or group, and the terms “Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as in effect on the date the Plan is approved by the Board of Directors of the Company and becomes effective. Notwithstanding the foregoing, a Change of Control shall not occur as a result from any (a) acquisition by the Company or any Subsidiary, (b) acquisition by any employee benefit plan sponsored or maintained by the Company or any Subsidiary, (c) transfer to a fiduciary for the benefits of the transferring owner or his spouse or lineal descendants, or (d) transfer by will or by operation of the laws of descent and distribution.

f.	Code: The Internal Revenue Code of 1986, as amended.

g.	Company: LCNB Corp., an Ohio corporation, and its Subsidiaries.

h.

Committee: The Board of Director’s Compensation Committee, or if no Compensation Committee has been established, the Board of Directors. Except as otherwise determined by the Board of Directors, the Compensation Committee shall consist solely of two or more Non-Employee Directors.

The Board of Directors shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3. However, if the Board of Directors intends to satisfy such exemption requirements, with respect to Ownership Incentives to any Eligible Person and with respect to any insider subject to Section 16 of the Exchange Act, the Committee shall be a compensation committee of the Board of Directors that at all times consists solely of two or more Non-Employee Directors. Within the scope of such authority, the Board of Directors or the Committee may delegate to a committee of one or more members of the Board of Directors who are not Non-Employee Directors the authority to grant Ownership Incentives to Eligible Persons who are not then subject to Section 16 of the Exchange Act. Nothing herein shall create an inference that an Award is not validly granted under the Plan in the event Ownership Incentives are granted under the Plan by Committee that does not at all times consist solely of two or more Non-Employee Directors.

i.

Eligible Person: A key employee, member of the Board of Directors or a consultant providing services to the Company who in the opinion of the Committee can and does contribute significantly to the growth and successful operations of the Company. The recommendation of the grant of an Ownership Incentive to such person by the Committee shall be deemed a determination by the Committee that such person is an Eligible Person.

j.

Fair Market Value: As of any date, the value of the Shares as determined below. If the Shares are listed on any established stock exchange or a national market system, including without limitation, the NASDAQ Stock Market, the Fair Market Value shall be the closing price of a Share (or if no sales were reported the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination, as reported in the Wall Street Journal. In the absence of an established market for the Shares, the Fair Market Value shall be determined in good faith by the Committee and such determination shall be conclusive and binding on all persons.

k.

Good Reason: The occurrence of an event which: (i) if an Eligible Person is a party to an employment or service agreement with the Company or any of its Subsidiaries and such agreement provides for a definition of Good Reason, meets the definition contained therein; or (ii) if no such agreement exists or if such agreement does not define Good Reason, is one or more of the following without the Eligible Person’s express written consent, which circumstances are not remedied by the Company within thirty (30) days of its receipt of a written notice from the Eligible Person describing the applicable circumstances (which notice must be provided by the Eligible Person within ninety (90) days of the Eligible Person’s knowledge of the applicable circumstances): (a) any material, adverse change in the Eligible Person’s duties, responsibilities, authority, title, status or reporting structure; (b) a material reduction in the Eligible Person’s base salary or bonus opportunity; or (c) a geographical relocation of the Eligible Person’s principal office location by more than fifty (50) miles.

l.	Incentive Option: An Option granted under this Plan which is designated to be an incentive stock option under the provisions of Section 422 of the Code.

m.	Non-Employee Director: A member of the Board of Directors who is a “non-employee director” within the meaning of Rule 16b-3.

n.

Nonqualified Option: An Option granted under this Plan which is not an Incentive Option. Nonqualified Options shall not be affected by any actions taken retroactively as provided above with respect to Incentive Options.

o.

Option: An option to purchase Shares which is granted to an Eligible Person under this Plan pursuant to the terms of an Agreement, and which may take the form either of an Incentive Option or a Nonqualified Option.

p.	Ownership Incentive: An Ownership Incentive granted under this Plan in one of the forms provided for in Section 3.

q.

Performance Goals: For a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The criteria and objectives constituting Performance Goals may include adjustments to include or exclude the effects of certain events established by the Committee in order to prevent the dilution or enlargement of the rights of Eligible Persons, including but not limited to: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor or pronouncement thereto) and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to shareholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or criteria determinable category thereof; and (viii) a change in the Company's fiscal year.

r.

Performance Period: The one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining an Eligible Person's right to and the payment of an Ownership Incentive subject to Performance Goals.

s.

Performance Criteria: The criterion or criteria that the Committee may, but is not required, select for Performance Goal(s) over a Performance Period with respect to any Ownership Incentive under the Plan. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company (or Subsidiary, division, business unit or operational unit of the Company) and shall be limited to the following: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv) gross revenue; (v) gross profit or gross profit growth; (vi) net operating profit (before or after taxes); (vii) return on assets, capital, invested capital, equity, or sales; (viii) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (ix) earnings before or after taxes, interest, depreciation and/or amortization; (x) gross or operating margins; (xi) improvements in capital structure; (xii) budget and expense management; (xiii) productivity ratios; (xiv) economic value added or other value added measurements; (xv) share price (including, but not limited to, growth measures and total shareholder return); (xvi) expense targets; (xvii) margins; (xviii) operating efficiency; (xix) enterprise value; and (xx) completion of acquisitions or business expansion.

Any one or more of the Performance Criteria may be used on an absolute or relative basis to measure the performance of the Company and/or a Subsidiary as a whole or any division, business unit or operational unit of the Company and/or a Subsidiary or any combination thereof, as the Committee may deem appropriate, or as compared to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Committee may select Performance Criterion above as compared to various stock market indices.

t.	Plan: The LCNB Corp. 2025 Ownership Incentive Plan herein set forth and as the same may from time to time be amended.

u.	Predecessor Plan: The LCNB Corp. 2015 Ownership Incentive Plan and amendments thereto.

v.	Restricted Award: An Ownership Incentive award of a Restricted Share or Restricted Share Unit.

w.	Restricted Shares: An Ownership Incentive award of actual Shares subject to a Restricted Period (as defined in Section 7).

x.

Restricted Share Units: An Ownership Incentive award of hypothetical Share units having a value equal to the Fair Market Value of an identical number of Shares subject to a Restricted Period (as defined in Section 7).

y.	Shares: Shares of LCNB Corp. common stock, without par value.

z.	Subsidiary: A company or other entity designated by the Committee, at any time, in which the Company has a significant equity interest.

aa.

Ten Percent Shareholder: Any person who owns (or is deemed to own pursuant to Code Section 424(d)) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiary.

bb.

Termination of Employment or Terminates Employment: A “separation from service,” within the meaning of Code §409A and Treasury Regulation §1.409A-1(h), by an Eligible Person from the Company and all Subsidiaries.

3.	Grants of Ownership Incentives:

a.	Subject to the provisions of this Plan, the Committee may at any time, or from time to time, grant Ownership Incentives under this Plan to, and only to, Eligible Persons.

b.	Ownership Incentives may be granted in one or more of the following forms:

i.	Options,

ii.	Appreciation Rights,

iii.	Restricted Shares,

iv.	Restricted Share Units, or

v.	a combination of Options, Appreciation Rights, Restricted Shares, and/or Restricted Share Units.

c.

Ownership Incentives contingently granted prior to the approval of this Plan by the Company’s Committee but subject to such approval shall be deemed to be granted hereunder as of the date of such approval.

4.	Shares Subject to this Plan:

a.	The aggregate number of Shares which may be granted under this Plan or to any one Eligible Person shall not exceed 600,000 Shares.

b.

Any Shares granted in connection with an Ownership Incentive shall be counted against this limit as one Share for every one Ownership Incentive awarded. During the term of any outstanding Ownership Incentive, the Company shall keep available at all times the number of Shares required to satisfy such Ownership Incentive.

c.	The Shares issued in connection with this Plan may be either authorized but unissued shares or treasury shares with the Committee to make the decision as to which type of Shares are to be issued.

d.	Subject to adjustment in accordance with Section 9, the number of Shares that may be issued under this Plan as Incentive Options shall not exceed 600,000.

e.

The maximum number of Shares subject to Ownership Incentives granted during a single Fiscal Year to any Non-Employee Director shall not exceed $75,000 in total (calculating the value of any Ownership Incentives based on the grant date fair value of such Ownership Incentives for financial reporting purposes).

5.	Options: Ownership Incentives in the form of Options shall be subject to the following provisions:

a.	Upon the exercise of an Option, the purchase price shall be paid in cash.

b.

Each Agreement shall specify the period during which the Options may be exercised and shall provide that the Options shall expire at the end of such period (or periods); provided that such expiration date shall not be later than ten years from the date of grant thereof. Unless otherwise provided in the Option, an Option, to the extent it is or becomes exercisable, may be exercised at any time in whole or in part until the expiration or termination of the Option. Provided, however, that the date of exercise of an Option shall be determined under procedures established by the Committee. Any term or provision in any outstanding Option specifying that the Option not be immediately exercisable or that it be exercisable in installments may be modified at any time during the life of the Option by the Committee, provided, however, no such modifications of an outstanding Option shall, without the consent of the optionee, adversely affect any Option theretofore granted to the optionee.

c.

Subject to the expiration of and the termination of Options under an Agreement, each Option shall be exercisable during the life of the optionee only by the optionee and, after the optionee’s death, only by the optionee’s estate or by a person who acquired the right to exercise the Option by will or the laws of descent and distribution. An Option, to the extent that it is vested and not exercised, shall terminate at the close of business on the thirtieth day following the date the optionee Terminates Employment, unless the optionee Terminates Employment because of (i) Cause, (ii) resignation with the consent of the Committee (which consent may be given before or after resignation), or (iii) by reason of death, incapacity or retirement under a retirement plan of the Company. If an optionee Terminates Employment for Cause, then any Option granted shall immediately terminate. Except as provided in the next sentence, if the optionee Terminates Employment without Cause, the Option shall terminate three months after the optionee Terminates Employment. If the optionee Terminates Employment by reason of death, incapacity or retirement, or if the optionee should die during the three-month period referred to in the preceding sentence, the Option shall terminate one-year after the optionee Terminates Employment due to such event. In the event of death, incapacity or retirement, each Option held by an employee shall immediately vest and be exercisable, subject to the limitations contained herein. Notwithstanding the foregoing provisions of this paragraph (c) or any other provisions of this Plan, no Option shall be exercisable after expiration of the term for which the Option was granted, which shall in no event exceed ten years.

d.

Options shall be granted for such lawful consideration as the Committee shall determine. No Option may be granted with an exercise price which is below the Fair Market Value of a Share on the date of the grant.

e.	No Option nor any right thereunder may be assigned or transferred by the optionee except by will or the laws of descent and distribution.

f.

Each Option shall be evidenced by a written Agreement, which shall contain such terms and conditions (including, without limitation, Performance Goals), and shall be in such form, as the Committee may determine, provided the Agreement is consistent with this Plan and incorporates it by reference. Notwithstanding the preceding sentence, an Agreement if so recommended by the Committee may include restrictions and limitations in addition to those provided for in this Plan.

g.

Options may be either Incentive Options or Nonqualified Options at the discretion of the Committee. Options not otherwise designated shall be Nonqualified Options. Notwithstanding any other provisions herein, the following provisions shall apply to Incentive Options:

(i)          Eligibility: Incentive Options may be granted only to an Employee. For this purpose, an “Employee” is any person who is employed by the Company or a Subsidiary within the meaning of Code Section 424.

(ii)         Ten Percent Shareholder: The exercise price of any Incentive Option granted to a Ten Percent Shareholder shall not be less than 110% of the Fair Market Value of the stock on the date of grant and the Incentive Option is not exercisable after the expiration of five years from the date of grant.

(iii)         Limits on Incentive Options: To the extent that the aggregate Fair Market Value (determined at the time of grant) of Shares with respect to which Incentive Options are exercisable for the first time by any optionee during any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonqualified Options.

(iv)         Disqualifying Dispositions: Any Employee who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of Shares acquired upon exercise of an Incentive Option within two years from the grant date of such Incentive Option or within one year after the issuance of the Shares acquired upon exercise of such Incentive Option shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such Shares.

h.

The vesting provisions of Options may vary, however, the vesting provisions of Options shall be in an Agreement and no Option shall vest earlier than one (1) year after the grant date. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on attainment of Performance Goals) as the Committee may deem appropriate. No Option may be exercised for a fraction of a Share.

i.

Any federal, state or local withholding taxes payable by an optionee upon the exercise of an Option shall be paid in cash or, unless otherwise provided by the Committee, by the surrender of Shares or the withholding of Shares to be issued to the optionee, or in any combination thereof, or in such other form as the Committee may authorize from time to time. Provided, however, that all such Shares so surrendered or withheld shall be valued at the Fair Market Value for the date on which they are surrendered or withheld, and the number of Shares surrendered or withheld shall not exceed the number of such Shares necessary to satisfy the withholding obligation.

6.	Appreciation Rights: Ownership Incentives in the form of Appreciation Rights shall be subject to the following provisions:

a.

Each grant of Appreciation Rights shall be evidenced by an Agreement specifying the number of Appreciation Rights granted and containing such other terms and conditions (which may, but need not, include Performance Goals) as the Committee may determine.

b.

Each Agreement shall specify the period during which the pertinent Appreciation Right(s) may be exercised and shall provide that the Appreciation Right(s) shall expire at the end of such period (or periods) or the attainment of Performance Goals, if any; provided that such expiration date shall not be later than ten years from the date of grant thereof. Any Appreciation Right may be payable in full or in part in one or more installments at such time or times as shall be specified in the Agreement. The payment made for an Appreciation Right granted hereunder shall be made in cash.

c.

Subject to the expiration of and the termination of Appreciation Rights under an Agreement, each Appreciation Right shall be payable during the life of the Eligible Person only to the Eligible Person and, after the Eligible Person’s death, only by the Eligible Person’s estate or by a person who acquired the right to payment of the Appreciation Right by will or the laws of descent and distribution. An Appreciation Right, to the extent that it is vested and not exercised, shall terminate at the close of business on the thirtieth day following the date the Eligible Person Terminates Employment, unless the Eligible Person Terminates Employment because of (i) Cause, (ii) resignation with the consent of the Committee (which consent may be given before or after resignation), or (iii) by reason of death, incapacity or retirement under a retirement plan of the Company. If an Eligible Person Terminates Employment for Cause, then any Appreciation Right granted shall immediately terminate. Except as provided in the next sentence, if the Eligible Person Terminates Employment without Cause, the Appreciation Right shall terminate three months after the Eligible Person Terminates Employment. If the Eligible Person Terminates Employment by reason of death, incapacity or retirement, or if the Eligible Person should die during the three-month period referred to in the preceding sentence, the Appreciation Right shall terminate one-year after the Eligible Person Terminates Employment due to such event. In the event of death, incapacity or retirement, each Appreciation Right held by an employee shall immediately vest and be exercisable, subject to the limitations contained herein. Notwithstanding the foregoing provisions of this paragraph (c) or any other provisions of this Plan, no Appreciation Right shall be exercisable after expiration of the term for which the Appreciation Right was granted, which shall in no event exceed ten years.

d.

The vesting provisions of Appreciation Rights may vary; however, the vesting provisions of Appreciation Rights shall be in an Agreement and no Appreciation Right shall vest earlier than one (1) year after the grant date. The Appreciation Rights may be subject to such other terms and conditions on the time or times when it may be payable (which may be based on attainment of Performance Goals) as the Committee may deem appropriate.

e.

Any federal, state or local withholding taxes payable upon the exercise of an Appreciation Right shall be paid in cash by the Eligible Person or withheld from the cash payment made to the Eligible Person pursuant to the payment of the Appreciation Rights.

f.	The payment of an Appreciation Right shall be no later than March 15th of the year following the year in which the Appreciation Right is exercised.

7.

Restricted Awards: A Restricted Award may, but need not, provide that such Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Committee shall determine. Each Restricted Award granted under the Plan shall be evidenced by an Agreement. Each Restricted Award so granted shall be subject to the conditions set forth in this Section, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Agreement.

a.

Restricted Shares. Each Eligible Person granted Restricted Shares shall execute and deliver to the Company an Agreement with respect to the Restricted Shares setting forth the restrictions and other terms and conditions applicable to such Restricted Shares. If the Committee determines that the Restricted Share shall be held by the Company or in escrow rather than delivered to the Eligible Person pending the release of the applicable restrictions, the Committee may require the Eligible Person to additionally execute and deliver to the Company (a) an escrow agreement satisfactory to the Committee, if applicable and (b) the appropriate blank stock power with respect to the Restricted Shares covered by such agreement. If an Eligible Person fails to execute an Agreement evidencing an Ownership Incentive of Restricted Shares and, if applicable, an escrow agreement and stock power, the Ownership Incentive shall be void. Subject to the restrictions set forth in an Agreement, the Eligible Person generally shall have the rights and privileges of a shareholder as to such Restricted Shares, including the right to vote such Restricted Shares and the right to receive dividends. Any cash dividends and share dividends with respect to the Restricted Shares, however, shall be withheld by the Company for the Eligible Person’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or share dividends so withheld by the Committee and attributable to any Restricted Shares (and earnings thereon, if applicable) shall be distributed to the Eligible Person in cash or, at the discretion of the Committee, in Shares having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such Share and, if such Share is forfeited, the Eligible Person shall have no right to such dividends.

b.

Restricted Share Units. The terms and conditions of a grant of Restricted Share Units shall be reflected in an Agreement. No Shares shall be issued at the time a Restricted Share Unit is granted, and the Company will not be required to set aside a fund for the payment of any such Restricted Share Units. An Eligible Person shall have no voting rights with respect to any Restricted Share Units granted hereunder. At the discretion of the Committee, each Restricted Share Unit (representing one Share) may be credited with cash and share dividends paid by the Company in respect of one share of Common Share (“Dividend Equivalents”). Dividend Equivalents shall be paid currently (and in no case later than the end of the calendar year in which the dividend is paid to the holders of the Common Share or, if later, the 15th day of the third month following the date the dividend is paid to holders of the Share). Dividend Equivalents shall be withheld by the Company and credited to the Eligible Person's account, and interest may be credited on the amount of cash Dividend Equivalents credited to the Eligible Person's account at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Eligible Person's account and attributable to any particular Restricted Share Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Committee, in Shares having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Eligible Person upon settlement of such Restricted Share Unit and, if such Restricted Share Unit is forfeited, the Eligible Person shall have no right to such Dividend Equivalents. Dividend Equivalents will be deemed re-invested in additional Restricted Share Units based on the Fair Market Value of a share of Common Share on the applicable dividend payment date and rounded down to the nearest whole share.

c.

Restrictions on Restricted Shares. Restricted Shares awarded to an Eligible Person shall be subject to the following restrictions until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, and to such other terms and conditions as may be set forth in the applicable Agreement: (a) if an escrow arrangement is used, the Eligible Person shall not be entitled to delivery of the share certificate; (b) the Shares shall be subject to the restrictions on transferability set forth in the Agreement; (c) the Shares shall be subject to forfeiture to the extent provided in the applicable Agreement; (d) to the extent such Shares are forfeited, the Share certificates shall be returned to the Company, and all rights of the Eligible Person to such Shares and as a shareholder with respect to such Shares shall terminate without further obligation on the part of the Company; and (e) no Restricted Share may be granted or settled for a fraction of a Share. In the event of death, incapacity or retirement, the Restricted Period shall immediately lapse and the Restricted Shares shall become payable, subject to the limitations contained herein.

d.

Forfeiture of Restricted Share Units. Restricted Share Units awarded to any Eligible Person shall be subject to: (a) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Agreement, and to the extent such Restricted Share Units are forfeited, all rights of the Eligible Person to such Restricted Share Units shall terminate without further obligation on the part of the Company and (b) such other terms and conditions as may be set forth in the applicable Agreement.

e.

Restricted Period. With respect to Restricted Awards, the Restricted Period shall commence on the Grant Date and end at the time or times set forth on a schedule established by the Committee in the applicable Agreement and shall be no earlier than one (1) year after the grant date.

f.

Delivery of Restricted Shares and Settlement of Restricted Share Units. Upon the expiration of the Restricted Period with respect to any Restricted Shares, the restrictions set forth in Section 7.d and the applicable Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Eligible Person, or his or her beneficiary, without charge, the Share certificate evidencing the Shares underlying the Restricted Shares which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or share dividends credited to the Eligible Person's account with respect to such Restricted Share and the interest thereon, if any. Upon the expiration of the Restricted Period with respect to any outstanding Restricted Share Units, the Company shall deliver to the Eligible Person, or his or her beneficiary, without charge, one Share for each such outstanding vested Restricted Share Unit (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit in accordance with Section 7.c hereof and the interest thereon or, at the discretion of the Committee, in Shares having a Fair Market Value equal to such Dividend Equivalents and the interest thereon, if any; provided, however, that, if explicitly provided in the applicable Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Share in lieu of delivering only Shares for Vested Units. If a cash payment is made in lieu of delivering Shares, the amount of such payment shall be equal to the Fair Market Value of the Shares as of the date on which the Restricted Period lapsed in the case of Restricted Share Units, or the delivery date in the case of Deferred Share Units, with respect to each Vested Unit.

g.

Timing of Delivery of Restricted Shares or Settlement of Restricted Share Units. The settlement or payment of a Restricted Award shall occur no later than March 15th of the year following the year in which the Restricted Award vests or the Restricted Period lapses as provided in the applicable Agreement.

h.	Share Legends. Each certificate representing a Restricted Share awarded under the Plan shall bear a legend in such form as the Company deems appropriate.

8.

Combinations of Appreciation Rights, Share Awards and Options: Ownership Incentives in the form of combinations of Options, Appreciation Rights and/or Restricted Awards shall be subject to the following provisions:

a.

An Ownership Incentive may be a combination of an Option with a form of Appreciation Right and/or with any form of Restricted Award; provided, however, that the terms and conditions of such Ownership Incentive pertaining to an Option are consistent with Section 5, the terms and conditions of such Ownership Incentive pertaining to an Appreciation Right are consistent with Section 6, and the terms and conditions of such Ownership Incentive pertaining to a Restricted Awards are consistent with Section 7.

b.

Such combination Ownership Incentives shall be subject to such other terms and conditions as the Committee may determine, including, without limitation, a provision terminating in whole or in part a portion thereof upon the exercise in whole or in part of another portion thereof. Such combination Ownership Incentive shall be evidenced by a written Agreement in such form as the Committee shall determine, provided it is consistent with this Plan and incorporates it by reference.

9.

Adjustment Provisions: In the event that any recapitalization, reclassification, or any similar transaction shall be effected, or the outstanding Shares are, in connection with a merger or consolidation of the Company or a sale by the Company of all or a part of its assets, exchanged for a different number or class of Shares or other securities of the Company or for shares of the share or other securities of any other company, or a record date for determination of holders of Shares entitled to receive a share split or a dividend payable in Shares shall occur, (i) the number of Shares or other securities that may be issued or transferred pursuant to Ownership Incentives or with respect to which a cash payment pursuant to the Ownership Incentive is determinable, (ii) the number and class of Shares or other securities which have not been issued or transferred under outstanding Ownership Incentives, (iii) the purchase price to be paid per Share or other security under outstanding Options, and (iv) the price to be paid by the Company or a Subsidiary for Shares or other securities issued or transferred pursuant to Ownership Incentives which are subject to a right of the Company or a Subsidiary to reacquire such Shares or other securities, shall in each case be equitably adjusted. Any adjustments made under this Section shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. Further, with respect to Ownership Incentives intended to qualify as “performance-based compensation” under Section 162(m) of the Code, any adjustments or substitutions will not cause the Company to be denied a tax deduction on account of Section 162(m) of the Code. The Company shall give each Eligible Person notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

10.

Change Of Control: During the period beginning three months prior to the effective date of any Change of Control and ending on the first anniversary of such a Change of Control, one hundred percent (100%) of the Ownership Incentives granted herein to Eligible Persons which remain outstanding hereunder shall vest and become payable or the Restricted Period shall lapse in the event that: (i) the Company or a Subsidiary Terminates Employment of the Eligible Person involuntarily for any reason other than Cause; or (ii) the Eligible Person Terminates Employment voluntarily for any Good Reason. Such acceleration shall occur without regard to any limitation imposed by the Plan or the Committee at the time the Ownership Incentive was granted, which permits all or any part of the Ownership Incentive to be exercised only after the later of the lapse of time or of a Restricted Period to vest or the attainment of Performance Goals or other conditions to exercise or otherwise receive payment.

In addition, in the event of a Change of Control, the Committee may in its discretion and upon at least 10 days' advance notice to the affected persons, cancel any outstanding Ownership Incentives and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Ownership Incentives based upon the price per Share received or to be received by other shareholders of the Company in connection with the Change of Control. In the case of any Option or Appreciation Right with an exercise price that equals or exceeds the price paid for a Share in connection with the Change of Control, the Committee may cancel the Option or Appreciation Right without the payment of consideration therefor.

11.

Term: This Plan shall be deemed adopted and shall become effective on the date it is approved and adopted by the shareholders of the Company. This Plan shall remain in effect until such time as it is terminated by the Committee; provided, however, that the term of the Plan shall not extend longer than the earliest of: (i) the expiration of the ten (10)-year period measured from the date the Plan is adopted by the Board of Directors; (ii) the date on which all Shares available for issuance under the Plan have been issued and cannot again become available for grant under this Plan by operation of no longer being exercisable or payable by expiration, termination or forfeiture; or (iii) the termination of all outstanding Ownership Incentives in connection with a Change of Control. All Ownership Incentives outstanding at the time of a clause (i) termination event shall continue to have full force and effect in accordance with the provisions of the Agreement related to those Ownership Incentives.

12.	Administration:

a.

The Plan shall be administered by the Committee. Grants of Ownership Incentives may be recommended by the Committee either with or without consultation with employees or officers of the Company, but, anything in this Plan to the contrary notwithstanding, the Committee shall have full authority to act in the matter of selection of all Eligible Persons and in recommending Ownership Incentives to be granted to them.

b.

Subject to the provisions of this Plan, the Committee shall specify in each Agreement the terms of each Ownership Incentive, including, where applicable, the exercise price, any provisions regarding redemption or forfeiture of Ownership Incentives or Shares, acceleration or extension of exercise dates, and such other matters as the Committee determines to be appropriate. The Committee may establish such rules and regulations, not inconsistent with the provisions of this Plan, as it deems necessary to determine eligibility to participate in this Plan and for the proper administration of this Plan, and may amend or revoke any rule or regulation so established. The Committee may make such determinations and interpretations under or in connection with this Plan as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its Shareholders and all employees, and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

c.	Members of the Committee acting under this Plan shall be indemnified, if applicable, in accordance with the terms of the Company’s Articles of Incorporation and Code of Regulations.

13.

Changes in Form or Acquisitions: If the Company should, either pursuant to an initial public offering or otherwise, merge or consolidate, or purchase or exchange stock or assets with another entity, the Company in connection therewith, upon the recommendation and approval of the Committee, (i) may assume, in whole or in part and with or without modifications or conditions, any ownership incentives granted by such other entity to its employees, in their capacity as such, (ii) may grant new Ownership Incentives in substitution therefore; provided that the granting of an Ownership Incentive with the terms and conditions of the assumed or substitute Ownership Incentives is permissible under this Plan, or (iii) may cause such other entity to assume the obligations of the Plan and substitute ownership incentives in such other entity for the Ownership Incentives granted hereunder, provided that such assumption shall not, without the consent of the Eligible Person, adversely affect any Ownership Incentive theretofore granted to such Eligible Person.

14.

Withholding Obligations: To the extent provided by the terms of an Agreement and subject to the discretion of the Committee, the Eligible Person may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Shares under an Agreement by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Eligible Person by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold Shares from the Shares otherwise issuable to the Eligible Person as a result of the exercise or acquisition of Shares under an Agreement, provided, however, that no Shares are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (c) delivering to the Company previously owned and unencumbered Shares.

15.

Section 409A of the Code: The Plan is intended to be exempt from the application of Section 409A of the Code and all guidance promulgated thereunder to implement Section 409A of the Code. In accordance therewith, any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable laws require otherwise. However, to the extent that intention is not fulfilled and the grant of an Ownership Incentive becomes subject to Section 409A of the Code, the Plan shall be interpreted and administered to be in compliance therewith. In such an instance, notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Eligible Person’s Termination from Employment shall instead be paid on the first payroll date after the six-month anniversary of the Eligible Person’s Termination from Employment (or the Participant's death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Eligible Person under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Eligible Person for such tax or penalty.

16.

Clawback Policy: Notwithstanding any other provisions in this Plan, any Ownership Incentive awarded is subject to recovery as provided under the LCNB Corporation Clawback Policy, which may be amended from time-to-time.

17.

Section 16: It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Eligible Persons will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

18.	General Provisions:

a.

Nothing in this Plan nor in any instrument executed pursuant hereto shall confer upon any employee any right to continue in his or her relationship with the Company, or shall affect the right of the Company to terminate any employee at any time with or without cause.

b.

No Shares shall be issued or transferred pursuant to an Ownership Incentive unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with. No employee (individually or as a member of a group), and no beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any Shares allocated or reserved for the purposes of this Plan or subject to any Ownership Incentive except as to Shares, if any, as shall have been issued or transferred to him.

c.

Except as otherwise provided under this Plan, during the exercise period of an Ownership Incentive, no person entitled to exercise any Ownership Incentive granted under this Plan shall have any of the rights or privileges of a shareholder with respect to any Shares issuable upon exercise of such Ownership Incentive until certificates representing such Shares shall have been issued and delivered or escrowed as the Committee may require.

d.

This Plan shall be unfunded. Neither the Company, the Board nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.

e.	The Committee’s determinations under the Plan need not be uniform and may be made selectively among persons who are eligible to receive, or actually receive, Ownership Incentives.

f.

The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Subsidiaries, taken as a whole.

g.

Nothing in this Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company now has or may hereafter lawfully put into effect, including, without limitation, any retirement, pension, or group insurance plan.

h.

The invalidity or unenforceability of any provision of the Plan or an Agreement shall not affect the validity of the other provisions, and this Plan and any Agreement shall be construed in all respects as if the invalid or unenforceable provision(s) were omitted.

i.

The Company shall take all necessary or appropriate actions to ensure that all grants of Ownership Incentives and all exercises thereof under this Plan are in full compliance with all Federal and state securities laws.

j.	The law of the State of Ohio shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state's conflict of law rules.

19.	Amendments and Discontinuance:

a.	This Plan may be amended by the Committee.

b.	The Committee may by resolution adopted by a majority of the entire Committee discontinue this Plan.

c.	No amendment or discontinuance of this Plan by the Committee shall, without the consent of the Eligible Person, adversely affect any Ownership Incentive theretofore granted to him.

LCNB CORP.

LCNB CORP
P.O. BOX 59
LEBANON, OHIO 45036

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LCNB2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to vote utilizing the instructions provided up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card then, return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V71743-P31022 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

LCNB CORP.

The Board recommends a vote FOR each Class II director.

	For All	Withhold All	For All Except
1. **Election of Directors.**	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The nominees for the Class II Directors to serve a three-year term and until their successors are elected and qualified are:

01) **Class II – Steve P. Foster**
02) **Class II – Anne E. Krehbiel**
03) **Class II – Michael J. Johrendt**
04) **Class II – Takeitha W. Lawson**

	For	Against	Abstain
The Board recommends a vote FOR Proposal 2.			
2. Advisory vote approving the compensation of our named executive officers.	☐	☐	☐
The Board recommends a vote FOR Proposal 3.			
3. To ratify the appointment of Plante & Moran, PLLC as the independent registered accounting firm for the company.	☐	☐	☐
The Board recommends a vote FOR Proposal 4.			
4. To approve the 2025 Ownership Incentive Plan.	☐	☐	☐
The Board recommends a vote AGAINST Proposal 5.			
5. To approve a non-binding shareholder proposal recommending the Board take all necessary steps to effectuate the sale of the Company, if properly presented.	☐	☐	☐

6. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

(Please sign exactly as your name appears hereon. All joint owners should sign. When signing in a fiduciary capacity or as a corporate officer, please give your full title as such)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Enhanced Packaging (company supplied) are available at www.proxyvote.com.

V71744-P31022

LCNB CORP.
ANNUAL MEETING OF SHAREHOLDERS
May 19, 2025 10:00 a.m. EDT
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints John Kochensparger and Bernard H. Wright, Jr., and each of them, with full power of substitutions, as proxies to vote, as designated below, for and in the name of the undersigned all shares of stock of LCNB Corp. which the undersigned is entitled to vote at the virtual annual meeting of the shareholders of LCNB Corp. scheduled to be held at 10:00 a.m. EDT on May 19, 2025, or at any adjournments or recesses thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR each of Proposals 1, 2, 3, and 4 and AGAINST Proposal 5.

Continue and sign on the reverse side